Exhibit 10.2

Execution Version

CREDIT AGREEMENT

dated as of March 31, 2008

Among

FLOTEK INDUSTRIES, INC.

as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent, Issuing Lender and Swing Line Lender,

and

THE LENDERS NAMED HEREIN

as Lenders

$65,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Lead Arranger

i

(continued)

(continued)

(continued)

EXHIBITS:

Exhibit A	– Form of Assignment and Acceptance
Exhibit B	– Form of Borrowing Base Certificate
Exhibit C	– Form of Compliance Certificate
Exhibit D	– Form of Guaranty
Exhibit E	– Form of Notice of Borrowing
Exhibit F	– Form of Notice of Continuation or Conversion
Exhibit G	– Form of Pledge and Security Agreement
Exhibit H-1	– Form of Revolving Note
Exhibit H-2	– Form of Swing Line Note
Exhibit H-3	– Form of Term Note

(continued)

SCHEDULES:

Schedule I	– Pricing Schedule
Schedule II	– Commitments, Applicable Lending Offices, Contact Information
Schedule 3.1	– Owned and Leased Real Properties
Schedule 4.1	– Organizational Information
Schedule 4.5	– Owned Real Properties
Schedule 4.10	– Environmental
Schedule 4.11	– Subsidiaries
Schedule 6.1	– Existing Debt
Schedule 6.2	– Permitted Liens
Schedule 6.3	– Permitted Investments

v

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of March 31, 2008 (the “Agreement”) is among (a) Flotek Industries, Inc., a Delaware corporation (“Borrower”), (b) the Lenders (as defined below), and (c) Wells Fargo Bank, National Association as Swing Line Lender (as defined below), Issuing Lender (as defined below), and as Administrative Agent (as defined below) for the Lenders.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens), (c) secures the Obligations, and (d) is perfected and enforceable against the Credit Party which created such security interest.

“Account Control Agreement” shall mean, as to any deposit account of Borrower or any Guarantor held with a bank, an agreement or agreements in form and substance reasonably acceptable to Administrative Agent among the Borrower or Guarantor, as applicable, owning such deposit account, the Administrative Agent and such other bank governing such deposit account.

“Acquisition” means the purchase by the Borrower or any of its Subsidiaries of any business, including the purchase of associated assets or operations or the Equity Interests of a Person.

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 0.5%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

“Administrative Agent” means Wells Fargo in its capacity as agent for the Lenders pursuant to Article 9 and any successor agent pursuant to Section 8.7.

“Advance” means any advance by a Lender or the Swing Line Lender to the Borrower as a part of a Borrowing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

“Affected Lender” has the meaning set forth in Section 2.14.

“Agreement” means this Credit Agreement among the Borrower, the Lenders, the Swing Line Lender, the Issuing Lender and the Administrative Agent as it may be amended, supplemented, restated and otherwise modified from time to time.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Advance.

“Applicable Margin” means, at any time with respect to each Type of Advance, the Letters of Credit and the Commitment Fee, the percentage rate per annum which is applicable at such time with respect to such Advance, Letter of Credit or Commitment Fee as set forth in Schedule I and subject to further adjustments as set forth Section 2.8(d).

“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A.

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Borrower and the Swing Line Lender.

“Availability” means, as of a date of determination, an amount equal to (a) the lesser of (i) the aggregate Revolving Commitments in effect at such time and (ii) the Borrowing Base in effect at such time, minus (b) the sum of (i) the outstanding amount of all Revolving Advances plus (ii) the outstanding amount of all Swing Line Advances plus (iii) the Letter of Credit Exposure.

“Banking Services” means each and any of the following bank services provided to any Credit Party by Wells Fargo or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrower or any other Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.

“Bilateral Agreement” means that certain Credit Agreement dated as of August 31, 2007 between the Borrower and Wells Fargo as the sole lender, as heretofore and hereafter amended.

“Bilateral Collateral” means the real and personal properties of the Borrower subject to a real estate mortgage or deed of trust in favor of Wells Fargo in effect on the Effective Date and securing the Borrower’s obligations under the Bilateral Agreement or any Guarantor’s obligations under any guaranty agreement executed in connection with the Bilateral Agreement.

“Borrower” means Flotek Industries, Inc., a Delaware corporation.

“Borrowing” means a Revolving Borrowing, Term Borrowing or a Swing Line Borrowing.

“Borrowing Base” means, without duplication, the sum of the following, determined as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement:

(a) 85% of Eligible Receivables of the Credit Parties plus

(b) an amount equal to 50% of Eligible Inventory of the Credit Parties; provided that, in no event shall the number determined under this clause (b) exceed 50% of the Borrowing Base.

Any change in the Borrowing Base shall be effective as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement; provided that, should the Borrower fail to deliver the Administrative Agent and the Lenders the Borrowing Base Certificate as required under Section 5.2(d), the Administrative Agent may nonetheless redetermine the Borrowing Base from time-to-time thereafter in its reasonable discretion until the Administrative Agent and the Lenders receive the required Borrowing Base Certificate, whereupon the Administrative Agent shall redetermine the Borrowing Base based on such Borrowing Base Certificate and the other terms hereof.

“Borrowing Base Certificate” means certificate executed by Responsible Officer of the Borrower in the form of the attached Exhibit B and including the following: (a) accounts receivable and accounts payable aging reports for each Credit Party with grand totals, (b) an activity and dilution report showing the beginning of month balance, gross sales, cash collections, credit memos issued and ending balance for accounts receivable, (c) a schedule of inventory balances per general ledger for each Credit Party with grand totals for all Credit Parties and separate calculations for work in process, raw materials and finished goods, (d) a schedule of credit memo totals from sales order reports; and (e) if requested by the Administrative Agent at least 20 days prior to the required delivery date of the Borrowing Base Certificate, a month end physical count sheets covering Inventory.

“Borrowing Base Deficiency” means the excess, if any, of (a) the sum of the outstanding principal amount of all Swing Line Advances and all Revolving Advances plus the Letter of Credit Exposure over (b) the lesser of (i) aggregate amount of Revolving Commitments, and the (ii) the Borrowing Base then in effect.

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, Texas, and (b) if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.

“Capital Expenditures” for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person less any reimbursement received from customers for tools “lost in-hole.”

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateral Account” means a special cash collateral account pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof to be maintained with the Administrative Agent in accordance with Section 2.2(h).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means the occurrence of any of the following events: (a) the Borrower ceases to own, either directly or indirectly, 100% of the Equity Interest in any Subsidiary other than as a result of transaction permitted under Section 6.7 or Section 6.8; (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), or (ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class” has the meaning set forth in Section 1.4.

“Closing Date” means April 1, 2008.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

“Collateral” means (a) all property of the Credit Parties which is “Collateral” and “Mortgaged Property” (as defined in each of the Mortgages and the Security Agreements, as applicable) or similar terms used in the Security Documents, and (b) all amounts contained in the Borrower’s and its Subsidiaries’ bank accounts.

“Commitment Fee” means the fees required under Section 2.7(a).

“Commitments” means, as to any Lender, its Revolving Commitment and its Term Commitment, if applicable, and as to the Swing Line Lender, the Swing Line Commitment.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit C.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.4(b).

“Convertible Senior Notes” means the senior, unsecured convertible notes of the Borrower issued pursuant to the Indenture and in an amount not to exceed an aggregate principal amount of $150,000,000.

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranties, the Notices of Borrowing, the Notices of Conversion, the Security Documents, any Autoborrow Agreement, the Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

“Credit Parties” means the Borrower and the Guarantors.

“Debt” means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing, including Letters of Credit; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property, services, or Acquisitions (including, without limitation, any earn-out obligations, contingent obligations, or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable); (d) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (e) obligations of such Person under any Hedging Arrangement (except that such obligations shall not constitute Debt for purposes of the calculations for compliance under Sections 6.18 through 6.20); (f) obligations of such Person owing in respect of redeemable preferred stock or other preferred Equity Interest of such Person; (g) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above; (h) indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) secured by any Lien on or in respect of any Property of such Person, and (i) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Debt Incurrence” means any issuance or sale by the Borrower or any of its Subsidiaries of any Debt after the Effective Date other than Permitted Debt.

“Debt Incurrence Proceeds” means, with respect to any Debt Incurrence or the issuance of the Convertible Senior Notes, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule II or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“EBITDA” means, without duplication, for the Borrower, the sum of (a) the Borrower’s consolidated Net Income for such period plus (b) to the extent deducted in determining Borrower’s consolidated Net Income, Interest Expense, income taxes, depreciation, amortization and other non-cash charges for such period; provided that such EBITDA shall be subject to pro forma adjustments for Acquisitions and Nonordinary Course Asset Sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the Securities and Exchange Commission or in a manner otherwise acceptable to the Administrative Agent.

“Effective Date” means the date of this Agreement.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.7, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

“Eligible Inventory” for any Person means, without duplication, all Inventory of such Person in each case reflected on its books in accordance with GAAP which conforms to the representations and warranties in Article 4 hereof and in the Security Documents to the extent such provisions are applicable to the Inventory and:

(a) in which there is an Acceptable Security Interest and such Inventory is in the possession of such Person or a consignee if all steps necessary under the Uniform Commercial Code as adopted in Texas and other relevant law have been taken to protect the rights of such Person, and to perfect the security interest of such Person, in inventory in the possession of consignees;

(b) which is not evidenced by any negotiable or non-negotiable document of title;

(c) which is not a good in transit to third parties, nor bill and hold good or deferred shipment;

(d) which is not subject to any third party’s rights (including Permitted Liens) which would be superior to the Lien and rights of the Administrative Agent created under the Security Documents;

(e) which has not become obsolete, damaged, defective, and is saleable in its present state for the use for which it was manufactured or purchased;

(f) which is not Inventory (i) of a type of Inventory held by such Person for sale but which has not been sold by such Person during the last preceding twelve months or (ii) used in determining such Person’s general ledger inventory reserve amount for obsolete or unsaleable Inventory;

(g) which has not been reflected on any Credit Party’s books for more than one year;

(h) which is not located on premises owned or operated by the customer that is to purchase such Inventory;

(i) which is located only on premises that is owned by a Credit Party or that is owned or operated by a landlord who has waived in writing or otherwise subordinated in writing any Lien such landlord may have in such Inventory (whether such Lien arose by contract, operation of law or otherwise);

(j) which is not work in process;

(k) which is not raw material or a supply or material consumed in the business of such Credit Party unless such material or supply can be sold to a customer in its then current state without any modifications or improvements thereto; and

(l) which is not otherwise deemed ineligible by the Administrative Agent in its reasonable credit judgment.

“Eligible Receivables” means, as to the Borrower and its consolidated Subsidiaries, on a consolidated basis and without duplication, all Receivables of such Person, in each case reflected on its books in accordance with GAAP which conform to the representations and warranties in Article 4 hereof and in the Security Documents to the extent such provisions are applicable to the Receivables, and each of which meets all of the following criteria on the date of any determination:

(a) the payment of such Receivable is not more than 90 days past the invoice date;

(b) such Receivable was created in the ordinary course of business of the Borrower or any Guarantor;

(c) such Receivable represents a legal, valid and binding payment obligation of the account debtor enforceable in accordance with its terms and arises from an enforceable contract;

(d) the Borrower or such Subsidiary has good and indefeasible title to such Receivable, and the Administrative Agent holds an Acceptable Security Interest in such Receivable and such Receivable is not subject to any third party’s rights (including Permitted Liens) which would be superior to the Lien and rights of the Administrative Agent created under the Security Documents;

(e) such Receivable is not evidenced by a promissory note, chattel paper or other instrument that is not in the actual possession of the Borrower or the Administrative Agent;

(f) such Receivable is not subject to any set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the account debtor concerning its liability for such Account Receivable,

(g) the Inventory, the sale of which gave rise to such Receivable, has not been returned, rejected, lost or damaged;

(h) the account debtor with respect to such Receivable is domiciled in and organized under the laws of the United States and such Receivable is denominated in Dollars;

(i) such Receivable, together with all other Receivables due from the same account debtor, does not comprise more than 25% of the aggregate Eligible Receivables (provided, however, that the amount of any such Receivable excluded pursuant to this clause (i) shall only be the excess of such amount);

(j) such Receivable is not due from the United States government, any state or municipal government or any agency of any of same;

(k) such Receivable is not due from an account debtor that (i) has at any time more than 20% of its aggregate Receivable owed to any Credit Party more than 90 days past due, (ii) is the subject of a proceeding under the United States Bankruptcy Code or any similar proceeding, or (iii) is known by any Credit Party as being bankrupt, insolvent or otherwise unable to pay its debts as they become due;

(l) such Receivable is not due from any Affiliate of a Credit Party;

(m) such Receivable is not the result of a credit balance relating to a Receivable more than 90 days past the invoice date; and

(n) such Receivable does not relate to work-in-progress or finance or service charges.

(o) such Receivable arises from the performance by a Credit Party of services which have been fully and satisfactorily performed, or from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) by a Credit Party of goods (i) in which such Person had sole and complete ownership and (ii) which have been shipped or delivered to the account debtor, evidence of which such Credit Party has possession of shipping or delivery receipts;

(p) which is not the result of a “cash on delivery” or “C.O.D” purchase terms;

(q) which is not the result of a bill and hold good or deferred shipment or pre-bills; and

(r) which is not otherwise deemed ineligible by the Administrative Agent in its reasonable credit judgment, including such Receivables from any account debtor that does not have a satisfactory credit standing (as determined in the sole discretion of the Administrative Agent).

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Borrower or any of its Subsidiaries other than equity securities issued (i) to the Borrower or one of its Subsidiaries, (ii) pursuant to employee or director and officer stock option plans in the ordinary course of business, or (iii) to the seller(s) as consideration in connection with any Acquisition.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Equity Issuance (other than from any other Credit Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Eurodollar Advance” means an Advance that bears interest based upon the Eurodollar Rate.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule II (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for the Interest Period for each Eurodollar Advance comprising the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100th of 1%) set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if no such quotation appears on such reference page, the Eurodollar Rate shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits in U.S. dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Eurodollar Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 7.1.

“Excess Cash Flow” means, at any time, an amount equal to (a) the Borrower’s consolidated EBITDA for the twelve month period then ended minus (b) without duplication, the sum of (i) taxes actually paid by the Borrower and its Subsidiaries during such twelve month period, (ii) Capital Expenditures of the Borrower and its Subsidiaries actually paid during such twelve month period to the extent such Capital Expenditures were permitted under Section 6.21, (iii) the consolidated Interest Expense of the Borrower actually paid during such twelve month period, and (iv) principal installment payments and optional prepayments of Term Advances made during such twelve month period; provided that, for purposes of this definition, the Borrower’s consolidated EBITDA shall not include the pro forma EBITDA of any Person prior to the acquisition of such Person by the Borrower.

“Existing Letters of Credit” means the letters of credit issued by the Issuing Lender under the Bilateral Agreement and which have not been terminated and returned to the Issuing Lender as of the Closing Date.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means that certain fee letter dated as of February 4, 2008 between the Borrower and Wells Fargo.

“Financial Statements” means, for any period, the consolidated and consolidating financial statements of the Borrower and its Subsidiaries, including statements of income, retained earnings, changes in equity and cash flow for such period as well as a balance sheet as of the end of such period, all prepared in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, as of each fiscal quarter end, the ratio of (a) the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended to (ii) Fixed Charges for the four-fiscal quarter period then ended.

“Fixed Charges” means, with respect to any period and with respect to any Person and without duplication, the sum of (a) Interest Expense for such period, (b) the portion of all Indebtedness scheduled to have been paid during such period, including the current portion of Capital Leases, (c) taxes paid in cash during such period and (d) the Borrower’s actual consolidated maintenance Capital Expenditures for such period.

“Foreign Subsidiary” means any Subsidiary of Borrower that is a “controlled foreign corporation” as defined in Section 957 of the Code.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means, with respect to any Person, any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over such Person.

“Guarantors” means any Person that now or hereafter executes a Guaranty, including (a) the Subsidiaries listed on Schedule 4.11; and (b) each Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty; provided that no Foreign Subsidiary of the Borrower shall be required to become a Guarantor hereunder if the provision of such guaranty by such Subsidiary would be materially disadvantageous to the Borrower from a tax perspective.

“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit D.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Indenture” means the Indenture dated February 14, 2008 and related to the Convertible Senior Notes by and among the Borrower, the subsidiary guarantors party thereto, and the trustee thereunder that will govern the Convertible Senior Notes.

“Interest Expense” means, for any period and with respect to any Person, total cash interest expense, letter of credit fees and other fees and expenses incurred by such Person in connection with any Debt for such period (other than the upfront fees paid pursuant to the Fee Letter to the Administrative Agent and the Lenders on or prior to the Closing Date), whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Secured Obligations, and net costs under Hedging Arrangements entered into addressing interest rates, all as determined in conformity with GAAP.

“Interest Period” means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select, provided that:

(s) The Borrower shall select Interest Periods so that it is not necessary to repay any portion of any Term Advance prior to the last day of the applicable Interest Period in order to make a mandatory scheduled repayment required pursuant to Section 2.6(b);

(t) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(u) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(v) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(w) the Borrower may not select any Interest Period for any Advance which ends after the Term Maturity Date or the Revolving Maturity Date.

“Inventory” of any Person means all inventory, including raw materials, work in process or supplies or materials consumed in the business of such Person, now owned or hereafter acquired by such Person, wherever located which is held for sale.

“Issuing Lender” means Wells Fargo, in its capacity as the Lender that issues Letters of Credit for the account of the Borrower pursuant to the terms of this Agreement.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.14, and any other Person that shall have become a Lender hereto pursuant to an Assignment and Assumption, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender and references the Revolving Lenders and the Term Lenders.

“Letter of Credit” means any standby letter of credit issued by the Issuing Lender for the account of a Credit Party pursuant to the terms of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender.

“Letter of Credit Application” means the Issuing Lender standard form letter of credit application for standby letters of credit which has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s payment obligations under drawn Letters of Credit.

“Letter of Credit Maximum Amount” means $15,000,000; provided that, on and after the Revolving Maturity Date, the Letter of Credit Maximum Amount shall be zero.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

“Leverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) all Debt of the Borrower and its Subsidiaries as of the last day of such fiscal quarter to (b) the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000.00 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); and (f) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“Majority Lenders” means (a) at any time when there are more than two Lenders, Lenders holding more than 50% of the aggregate Maximum Exposure Amount and (b) at any time when there are one or two Lenders, all of the Lenders; provided that,

(i) with respect to amendments, waivers or consents relating to Section 2.1(a) and Section 2.1(c)(i), “Majority Lenders” means the Majority Revolving Lenders;

(ii) with respect to amendments, waivers or consents relating to Section 2.1(b) and Section 2.1(c)(ii), “Majority Lenders” means the Majority Term Lenders;

(iii) with respect to Section 2.4(c)(iv), “Majority Lenders” means Lenders that would be required to fund more than 50% of the Eurodollar Advances comprising such requested Borrowing; and

(iv) with respect to Section 7.2(a)(i), 7.2(b) and 7.3(b), “Majority Lenders” means the Majority Revolving Lenders.

“Majority Revolving Lenders” means (a) at any time when there are more than two Revolving Lenders, Revolving Lenders holding more than 50% of the sum of (i) the aggregate unfunded Revolving Commitments at such time plus (ii) the aggregate unpaid principal amount of the Revolving Notes (with the aggregate amount of each Lender’s risk participation and funded participation in the Letter of Credit Exposure and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Note) and (b) at any time when there are one or two Revolving Lenders, all of the Revolving Lenders.

“Majority Term Lenders” means (a) at any time when there are more than two Term Lenders, Term Lenders holding more than 50% of the then aggregate unpaid principal amount of the Term Notes and (b) at any time when there are one or two Term Lenders, all of the Term Lenders.

“Material Adverse Change” means a material adverse change (a) in the business, condition (financial or otherwise), results of operations of the Borrower and its Subsidiaries, taken as a whole; (b) on the validity or enforceability of this Agreement or any of the other Credit Document; or (c) on the Borrower’s or any other Credit Party’s ability to perform its obligations under this Agreement, any Note, the Guaranties or any other Credit Document.

“Maximum Exposure Amount” means, at any time for each Lender, the sum of (a) the unfunded Revolving Commitment held by such Lender at such time; plus (b) the aggregate unpaid principal amount of the Revolving Note held by such Lender at such time, (with the aggregate amount of such Lender’s risk participation and funded participation in the Letter of Credit Exposure and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Note); plus (c) the aggregate unpaid principal amount of the Term Note held by such Lender at such time.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Mortgage” means each mortgage or deed of trust in form acceptable to the Administrative Agent executed by the Borrower or a Subsidiary of the Borrower to secure all or a portion of the Obligations.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Net Cash Proceeds” means with respect to any sale, transfer, or other disposition of any Property belonging to the Borrower or any Guarantor (including the sale or transfer of stock or other Equity Interest and property insurance proceeds) all cash and Liquid Investments received by the Borrower or any Guarantor from such sale, transfer or other disposition after (a) payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred; (b) payment of any outstanding obligations relating to such Property paid in connection with any such sale, transfer, or other disposition; and (c) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Borrower and the Subsidiaries directly related to such sale, transfer or other disposition.

“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“Net Worth” means, with respect to any Person and as of the date of its determination, the excess of the assets of such Person over the sum of the liabilities of such Person and the minority interests of such Person, as determined in accordance with GAAP.

“Nonordinary Course Asset Sales” means, any sales, conveyances, or other transfers of Property made by the Borrower or any Subsidiary of the Borrower (a) of any division of the Borrower or any Subsidiary of the Borrower, (b) of the Equity Interest in (i) the Borrower by the Borrower or any Subsidiary of the Borrower or (ii) a Subsidiary of the Borrower by the Borrower or any Subsidiary of the Borrower or (c) outside the ordinary course of business of any assets of the Borrower or any Subsidiary of a Borrower, whether in a transaction or related series of transactions.

“Notes” means the Revolving Notes, the Term Notes and the Swing Line Note.

“Notice of Borrowing” means a notice of borrowing signed by the Borrower in substantially the same form as Exhibit E.

“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit F.

“Obligations” means (a) all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Swing Line Lender, the Issuing Lender, or the Administrative Agent under this Agreement and the Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations and (b) all obligations of the Borrower or any other Credit Party owing to Swap Counterparty under any Hedge Arrangements which are permitted by the terms hereof.

“OLV of Fixed Assets” means the orderly liquidation value of all of the Borrower’s and its Subsidiaries’ machinery and equipment as set forth in the written appraisals and/or written updates to previously delivered appraisals, in each case, required to be delivered to the Administrative Agent under Section 5.12(b) and conducted by an industry recognized third party appraiser.

“Other Taxes” has the meaning set forth in Section 2.13(b).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Debt” has the meaning set forth in Section 6.1.

“Permitted Investments” has the meaning set forth in Section 6.3.

“Permitted Liens” has the meaning set forth in Section 6.2.

“Permitted Subordinated Debt” means Debt of the Borrower to any Person, the terms of which are reasonably satisfactory to the Administrative Agent and the payment of which has been subordinated to the payment of the Obligations in a manner, and pursuant to documentation, satisfactory to the Administrative Agent in its sole reasonable discretion.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by such Lender to its customers.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Receivables” of any Person means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of such Person in respect of goods sold or services rendered by such Person.

“Register” has the meaning set forth in Section 9.7(b).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such

Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in Equity Interests of the Borrower or warrants, options or other rights to purchase such Equity Interests.

“Revolving Advance” means any advance by a Lender to the Borrower as part of a Revolving Borrowing.

“Revolving Borrowing” means a Borrowing consisting of simultaneous Revolving Advances of the same Type made by the Lenders pursuant to Section 2.1(a) or Converted by each Lender to Revolving Advances of a different Type pursuant to Section 2.4(b).

“Revolving Commitment” means, for each Lender, the obligation of each Lender to advance to Borrower the amount set opposite such Lender’s name on Schedule II as its Revolving Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Revolving Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c)(i); provided that, after the Revolving Maturity Date, the Revolving Commitment for each Lender shall be zero; and provided further that, the aggregate Revolving Commitment shall not exceed $40,000,000. The initial aggregate Revolving Commitment on the date hereof is $25,000,000.

“Revolving Lenders” means Lenders having a Revolving Commitment or if such Revolving Commitments have been terminated, Lenders that are owed Revolving Advances.

“Revolving Loan” means the aggregate principal from a Lender which represents such Lender’s ratable share of a Revolving Borrowing.

“Revolving Maturity Date” means the earlier of (a) March 31, 2011 and (b) the earlier termination in whole of the Revolving Commitments pursuant to Section 2.1(c)(i) or Article 7.

“Revolving Note” means a promissory note of the Borrower payable to the order of a Lender in the amount of such Lender’s Revolving Commitment, in substantially the same form as Exhibit H -1, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Advances owing to such Lender.

“Revolving Pro Rata Share” means, at any time with respect to any Revolving Lender, (i) the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the aggregate Revolving Commitments at such time, or (ii) if all of the Revolving Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Revolving Advances at such time to the total aggregate outstanding Revolving Advances at such time.

“SEC” means, the Securities and Exchange Commission.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (b) all obligations of any of the Credit Parties owing to Swap Counterparties under any Hedging Arrangements which are permitted by the terms hereof.

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and Wells Fargo and any of its Affiliates providing Banking Services to any Credit Party.

“Security Agreement” means the Pledge and Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit G.

“Security Documents” means, collectively, the Mortgages, Security Agreements, and any and all other instruments, documents or agreements, including Account Control Agreements, now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) senior, secured Debt of the Borrower at such date to (b) EBITDA for the 12 month period ending on such date.

“Senior Note Prepayment Date” means the date on which the Borrower is required to pay any holder of the Convertible Senior Notes as a result of the conversion into cash by such holder of all or any portion of the Convertible Senior Notes or as a result of the repurchase by the Borrower of all or any portion the Convertible Senior Notes held by such holder, in either case, as a result of (a) any optional or voluntary repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Convertible Senior Notes, (b) the occurrence of any fundamental change, as described in the Indenture or the Convertible Senior Notes, or (c) any action taken by the Borrower, including the distribution of stock rights, warrants, or other distributions to holders of its common stock.

“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the parent or one more Subsidiaries of the parent. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.

“Swap Counterparty” means a Lender or an Affiliate of a Lender that has entered into a Hedging Arrangement with a Credit Party as permitted by the terms of this Agreement.

“Swing Line Advance” means an advance by the Swing Line Lender to the Borrower as part of a Swing Line Borrowing.

“Swing Line Borrowing” means the Borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.3 or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

“Swing Line Commitment” means, for the Swing Line Lender, $10,000,000; provided that, on and after the Revolving Maturity Date, the Swing Line Commitment shall be zero.

“Swing Line Lender” means Wells Fargo.

“Swing Line Note” means the promissory note made by the Borrower payable to the order of the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances in substantially the same form as Exhibit I-2.

“Swing Line Payment Date” means (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Swing Line Lender and (iii) the Revolving Maturity Date, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) three (3) Business Days after demand is made by the Swing Line Lender if no Default exists, and otherwise upon demand by the Swing Line Lender and (ii) the Revolving Maturity Date.

“Taxes” has the meaning set forth in Section 2.13(a).

“Teledrift APA” means that certain Asset Purchase Agreement dated as of February 4, 2008 among the Borrower, Teledrift Subsidiary, Teledrift, Inc., and the stockholders of Teledrift, Inc., without giving effect to any amendment, supplement or other modification thereof other than as consented to by the Administrative Agent.

“Teledrift Acquisition” means the acquisition by the Teledrift Subsidiary of substantially all of the assets of Teledrift, Inc.

“Teledrift Subsidiary” means Teledrift Acquisition, Inc., a Delaware corporation and a wholly own subsidiary of the Borrower.

“Term Advance” means a one-time advance by a Lender to the Borrower as part of a Term Borrowing.

“Term Borrowing” means the Borrowing consisting of simultaneous Term Advances of the same Type made by each Lender pursuant to Section 2.1(b) or Converted by each Lender to Term Advances of a different Type pursuant to Section 2.4(b).

“Term Commitment” means, for each Lender, the obligation of each Lender to advance to the Borrower the amount set opposite such Lender’s name on Schedule II as its Term Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Term Commitment in the Register; provided that, after the Closing Date, the Term Commitment for each Lender shall be zero; and provided further that, the aggregate Term Commitment shall not exceed $40,000,000.00.

“Term Lenders” means Lenders having a Term Commitment or if such Term Commitments have been terminated, Lenders that are owed Term Advances.

“Term Loan” means the loans evidenced by Term Notes to be made by the Term Lenders to the Borrower hereunder.

“Term Maturity Date” means the earlier of (a) March 31, 2011, and (b) the earlier termination in whole of the Term Commitments and acceleration of the Term Advances pursuant to Article 7.

“Term Note” means a promissory note of the Borrower payable to the order of a Term Lender in the amount of such Lender’s Term Commitment, in substantially the same form as Exhibit I-3, evidencing indebtedness of the Borrower to such Lender resulting from any Term Advances under the Term Loan owing to such Lender.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Type” has the meaning set forth in Section 1.4.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3 Accounting Terms; Changes in GAAP.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements delivered to the Administrative Agent for the fiscal year ending December 31, 2007 as required under Section 5.2, and the Borrower shall not permit any change in the method of accounting employed in the preparation of the financial statements referred to in Section 4.4 unless required to conform to GAAP or approved in writing by the Administrative Agent.

(b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Borrower’s Financial Statements referred to in Section 4.4.

Section 1.4 Classes and Types of Advances. Advances are distinguished by “Class” and “Type”. The “Class” of an Advance refers to the determination of whether such Advance is a Revolving Advance, a Term Advance or a Swing Line Advance. The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

Section 1.5 Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein). The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

ARTICLE 2

CREDIT FACILITIES

Section 2.1 Revolving and Term Commitments.

(a) Revolving Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Maturity Date; provided that after giving effect to such Revolving Advances, the sum of the aggregate outstanding amount of all Revolving Advances plus the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances, shall not exceed the lesser of (i) the Borrowing Base in effect at such time and (ii) the aggregate Revolving Commitments in effect at such time. Each Revolving Borrowing shall (A) if comprised of Base Rate Advances be in an aggregate amount not less than $500,000.00 and in integral multiples of $100,000.00 in excess thereof, (B) if comprised of Eurodollar Advances be in an aggregate amount not less than $1,000,000.00 and in integral multiples of $500,000.00 in excess thereof, and (C) consist of Revolving Advances of the same Type made on the same day by the Revolving Lenders ratably according to their respective Revolving Commitments. Within the limits of each Lender’s Revolving Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1(a).

(b) Term Commitments. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make to the Borrower on the Closing Date, a Term Advance in an amount not to exceed such Lender’s Term Commitment. The Borrower may not reborrow any Term Advances that have been repaid.

(c) Reduction of the Commitments.

(i) Revolving Commitments. The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Revolving Commitments; provided that each partial reduction shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof. Any reduction or termination of the Revolving Commitments pursuant to this Section 2.1(c)(i) shall be permanent, with no obligation of the Lenders to reinstate such Commitments, and the Commitment Fees shall thereafter be computed on the basis of the Revolving Commitments, as so reduced.

(ii) Term Commitments. On the making of the Term Advances on the Closing Date, each Lender’s Term Commitment shall be reduced to zero. Any reduction or termination of the Term Commitments pursuant to this Section 2.1(c)(ii) shall be permanent, with no obligation of the Lenders to reinstate such Commitments.

(d) Notes. The indebtedness of the Borrower to each Lender resulting (i) from Revolving Advances owing to such Lender shall be evidenced by a Revolving Note (ii) from Term Advances owing to such Lender made pursuant to Section 2.1(b) shall be evidenced by a Term Note, and (iii) from Swing Line Advances owing to the Swing Line Lender, as set forth in Section 2.3 below, shall be evidenced by a Swing Line Note.

(e) Existing Advances. Without any further action on the part of the Borrower or the Lenders and so long as all conditions set forth in Section 3.1 and 3.2 have been met, the Borrower hereby requests that, on the Closing Date, the Term Lenders and the Revolving Lenders make the Term Advances (as Reference Rate Advances) in an amount equal to the aggregate Term Commitments and the Revolving Advances (as Reference Rate Advances) in the necessary amount to, and apply the proceeds of such Advances to, (i) repay all outstanding “Equipment Loan” and “Working Capital Loan” under, and as defined in, the Bilateral Agreement, (ii) pay all fees owing to the Lenders or the Administrative Agent as required under the Fee Letter and (iii) pay such other fees, costs, and accounts detailed in the initial Notice of Borrowing delivered to the Administrative Agent.

Section 2.2 Letters of Credit

(a) Commitment for Letters of Credit. The Issuing Lender, the Lenders and the Borrower agree that effective as of the Closing Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement. Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time on any Business Day during the period from the Closing Date until the Revolving Maturity Date, to issue, increase or extend the expiration date of, Letters of Credit for the account of any Credit Party, provided that no Letter of Credit will be issued, increased, or extended:

(i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) the Letter of Credit Maximum Amount and (B) an amount equal to (1) the lesser of the Borrowing Base and the aggregate Revolving Commitments, in either case, in effect at such time minus (2) the sum of the aggregate outstanding amount of all Revolving Advances plus the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances;

(ii) unless such Letter of Credit has an expiration date not later than 10 days prior to the Revolving Maturity Date; provided that, if Revolving Commitments are terminated in whole pursuant to Section 2.1(c)(i), any Letter of Credit may have an expiration date after then resulting Revolving Maturity Date if (A) the Borrower shall deposit into the Cash Collateral Account cash in an amount equal to 105% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the Revolving Maturity Date or (B) the Borrower shall provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to 105% of the Letter of Credit Exposure;

(iii) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

(iv) unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its sole discretion;

(v) unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application; provided that, if the terms of any Letter of Credit Application conflicts with the terms of this Agreement, the terms of this Agreement shall control; and

(vi) unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender.

(b) Requesting Letters of Credit. Each Letter of Credit shall be issued pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent for the benefit of the Issuing Lender by facsimile or other writing not later than 11:00 a.m. (Houston, Texas, time) on the third Business Day before the proposed date of issuance for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower. Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas, time) on the date of such Letter of Credit issue such Letter of Credit to the beneficiary of such Letter of Credit.

(c) Reimbursements for Letters of Credit; Funding of Participations.

(i) With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit. Upon the Issuing Lender’s demand for payment under the terms of a Letter of Credit Application, the Borrower may, with a written notice, request that the Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of a Revolving Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Advances). If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such a Revolving Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the

Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Revolving Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as a Revolving Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Letter of Credit Application.

(ii) Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Advance pursuant to Section 2.4 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Revolving Pro Rata Share of the amount of such Revolving Advance not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Revolving Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(iii) If any such Lender shall not have so made its Revolving Advance available to the Administrative Agent pursuant to this Section 2.2, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Advance pursuant to this Section 2.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) Participations. Upon the date of the issuance or increase of a Letter of Credit or the deemed issuance of the Existing Letters of Credit under Section 2.2(a), the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Revolving Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender by telex, telephone, or telecopy of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit Documents;

(ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii) the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(v) payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

(f) Prepayments of Letters of Credit. In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the 10th day prior to the Revolving Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the 10th day prior to the Revolving Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (i) below.

(g) Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii) payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Issuing Lender’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h) Cash Collateral Account.

(i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.2(f), 2.5(c), 7.2(b) or 7.3(b), then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations.

(ii) Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Secured Obligations or (B) apply such surplus funds to any Secured Obligations in any manner directed by the Majority Lenders. If no Default exists, the Administrative Agent shall release to the Borrower at the Borrower’s written request any funds held in the Cash Collateral Account above the amounts required by Section 2.2(f).

(iii) Funds held in the Cash Collateral Account shall be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no other obligation to make any other investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i) Letters of Credit Issued for Guarantors. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.3 Swing Line Advances.

(a) Commitment. On the terms and conditions set forth in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender agrees to from time-to-time on any Business Day during the period from the date of this Agreement until the last Business Day occurring before the Revolving Maturity Date, make Swing Line Advances under the Swing Line Note to the Borrower which shall be due and payable on the Swing Line Payment Date (except that no Swing Line Advance may mature after the Revolving Maturity Date), bearing interest at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances, and in an aggregate principal amount not to exceed the Swing Line Commitment outstanding at any time; provided that (i) after giving effect to such Swing Line Advance, the sum of the aggregate outstanding amount of all Revolving Advances plus the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances, shall not exceed the aggregate Revolving Commitments in effect at such time; (ii) no Swing Line Advance shall be made by the Swing Line Lender if the conditions set forth in Section 3.2 have not been met as of the date of such Swing Line Advance, it being agreed by the Borrower that the giving of the applicable Notice of

Borrowing and the acceptance by the Borrower of the proceeds of such Swing Line Advance shall constitute a representation and warranty by the Borrower that on the date of such Swing Line Advance such conditions have been met; (iii) each Swing Line Advance shall be in an aggregate amount not less than $250,000.00 and in integral multiples of $50,000.00 in excess thereof; and (iv) if an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisifed. The indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances shall be evidenced by the Swing Line Note. No Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Advances and to refinance Swing Line Advances as provided below.

(b) Prepayment. Within the limits expressed in this Agreement, amounts advanced pursuant to Section 2.3(a) may from time to time be borrowed, prepaid without penalty, and reborrowed. If the aggregate outstanding principal amount of the Swing Line Advances ever exceeds the Swing Line Commitment, the Borrower shall, upon receipt of written notice of such condition from the Swing Line Lender and to the extent of such excess, prepay to the Swing Line Lender outstanding principal of the Swing Line Advances such that such excess is eliminated. If an AutoBorrow Agreement is in effect, each prepayment of a Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

(c) Reimbursements for Swing Line Obligations.

(i) With respect to the Swing Line Advances and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Advances, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the terms of this Agreement and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement. If the Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender, the Swing Line Lender may upon notice to the Administrative Agent request the satisfaction of such obligation by the making of a Revolving Borrowing in the amount of any such amounts not paid when due and payable. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender. Such Revolving Borrowing shall bear interest based upon the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances. The Administrative Agent shall promptly forward notice of such Revolving Borrowing to the Borrower and the Lenders, and each Lender shall, regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make available such Lender’s ratable share of such Revolving Borrowing to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Borrowings on behalf of the Borrower, and the Lenders to make Revolving Advances to the Administrative Agent for the benefit of the Swing Line Lender in satisfaction of such obligations. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower’s obligations under the Swing Line Note, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.3(c) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Swing Line Note.

(ii) If at any time, the Revolving Commitments shall have expired or be terminated while any Swing Line Advance is outstanding, each Lender, at the sole option of the Swing Line Lender, shall either (A) notwithstanding the expiration or termination of the Revolving Commitments, make a Revolving Advance as a Base Rate Advance, or (B) be deemed, without further action by any Person, to have purchased from the Swing Line Lender a participation in such Swing Line Advance, in either case in an amount equal to the product of such Lender’s Revolving Pro Rata Share times the outstanding aggregate principal balance of the Swing Line Advances. The Administrative Agent shall notify each such Lender of the amount of such Revolving Advance or participation, and such Lender will transfer to the Administrative Agent for the account of the Swing Line Lender on the next Business Day following such notice, in immediately available funds, the amount of such Revolving Advance or participation.

(iii) If any such Lender shall not have so made its Revolving Advance or its percentage participation available to the Administrative Agent pursuant to this Section 2.3, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance or participating interest in a Swing Line Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Advance or purchase such participating interests pursuant to this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Swing Line Advance, once so participated by any Lender, shall cease to be a Swing Line Advance with respect to that amount for purposes of this Agreement, but shall continue to be a Revolving Loan.

(d) Method of Borrowing. If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement. Otherwise, and except as provided in the clause (c) above, each request for a Swing Line Advance shall be made pursuant to telephone notice to the Swing Line Lender given no later than 1:00 p.m. (Houston, Texas time) on the date of the proposed Swing Line Advance, promptly confirmed by a completed and executed Notice of Borrowing telecopied or facsimiled to the Administrative Agent and the Swing Line Lender. The Swing Line Lender will promptly make the Swing Line Advance available to the Borrower at the Borrower’s account with the Administrative Agent.

(e) Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Advances (provided that any failure of the Swing Line Lender to provide such invoice shall not release the Borrower from its obligation to pay such interest). Until each Lender funds its Revolving Advance or risk participation pursuant to clause (c) above, interest in respect of Lender’s Pro Rata Share of the Swing Line Advances shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lenders. The Borrower shall make all payments of principal and interest in respect of the Swing Line Advances directly to the Swing Line Lender.

(g) Termination of Swing Line Sublimit. Swing Line Lender may terminate and/or suspend its Swing Line Commitment in accordance with any applicable AutoBorrow Agreement.

Section 2.4 Advances.

(a) Notice. Each Revolving Borrowing, shall be made pursuant to a Notice of Borrowing given not later than (i) 11:00 a.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Advance or (ii) 11:00 a.m. (Houston, Texas time) on the Business Day before the date of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing by telecopier or telex. Each Notice of Borrowing shall be by facsimile or telex, confirmed immediately by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying the requested (i) date of such Borrowing, (ii) Type and Class of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Advances, Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.8(b). Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Revolving Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b) Conversions and Continuations. In order to elect to Convert or continue a Term Advance or a Revolving Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 11:00 a.m. (Houston, Texas time) (i) on the Business Day before the date of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance. Each such Notice of Conversion or Continuation shall be in writing or by telex or facsimile confirmed immediately by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.8(b). The portion of Advances comprising part of the same Borrowing that are converted to Advances of another Type shall constitute a new Borrowing.

(c) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

(i) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar Advances;

(ii) the Borrower may not select Eurodollar Advances for any Borrowing at any time when a Default has occurred and is continuing;

(iii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances, (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

(iv) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(v) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

(vi) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Convert into Base Rate Advances.

(d) Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its request for borrowing made under Section 2.1(e), shall be irrevocable and binding on the Borrower.

(e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Term Borrowing or Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s applicable pro rata share of any Borrowing, the Administrative Agent may assume that such Lender has made its applicable pro rata share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.4(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its applicable pro rata share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

Section 2.5 Prepayments.

(a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.5.

(b) Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.10 and after giving by 11:00 a.m. (Houston, Texas time) (i) in the case of Eurodollar Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided that (A) each optional prepayment of Eurodollar Advances shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $500,000 in excess thereof, (B) each optional prepayment of Base Rate Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $100,000 in excess thereof and (C) each optional prepayment of Swing Line Advances shall be in a minimum amount not less than $250,000 and in multiple integrals of $50,000 in excess thereof.

(c) Mandatory.

(i) On any date that a Borrowing Base Deficiency exists as stated in the Borrowing Base Certificate delivered pursuant to Section 5.2(d) or as notified to the Borrower by the Administrative Agent (with such calculation set forth in reasonable detail which shall be conclusive absent manifest error), the Borrower shall, within one Business Day, to the extent of such deficiency, first prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Advances, second prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances; and third make deposits into the Cash Collateral Account to provide cash collateral in the amount of such excess for the Letter of Credit Exposure.

(ii) On April 15th of each year commencing with April 15, 2009, the Borrower shall repay the Term Advances in an amount equal to 50% of the Excess Cash Flow calculated as of the immediately preceding December 31st and as determined in the Compliance Certificate and annual financial statements of the Borrower required to be delivered under Section 5.2(a); provided that if the Borrower fails to deliver its annual financial statements as required under Section 5.2(a), then on April 15th of each year commencing with April 15th, 2009, the Borrower shall repay the Term Advances in an amount equal to 50% of the Excess Cash Flow calculated by the Administrative Agent based on such information available to the Administrative Agent at such time. If, upon delivery of the financial statements by the Borrower, such calculation by the Administrative Agent of Excess Cash Flow is less than the amount determined under such financial statements, then within 15 days after said delivery of the financial statements, the Borrower shall prepay the Term Advances in an amount equal to 50% of such difference in the calculation of Excess Cash Flow.

(iii) On each Senior Note Prepayment Date, the Borrower shall prepay the Term Advances in an aggregate amount equal to the principal payment being made on such date under the Convertible Senior Notes.

(iv) If the Borrower or any Subsidiary of the Borrower receives Debt Incurrence Proceeds (regardless of whether such Debt is permitted hereunder but not including the proceeds from the Convertible Senior Notes), then immediately upon receipt of such proceeds, the Borrower shall repay the Term Advances in an amount equal to 100% of such proceeds.

(v) If the Borrower or any Subsidiary receives Equity Issuance Proceeds, then immediately upon receipt of such proceeds the Borrower shall prepay the Term Advances in an amount equal to 50% of such proceeds.

(vi) If the Borrower or any Subsidiary of the Borrower completes an asset sale (regardless of whether such sale is permitted under the terms hereof) and the proceeds thereof are not reinvested within 90 days after the completion of such asset sale in assets which would become collateral for the Secured Obligations to the extent the sold assets were collateral for the Secured Obligations, then upon the expiration of such 90 day period the Borrower shall prepay the Term Advances in an amount equal to 100% of such Net Proceeds of such asset sale which have not been so reinvested; provided that, (A) this clause (vi) shall not apply to Net Proceeds from any individual asset sale (whether completed as a single transaction or a series of transaction) which are less than $500,000 so long as the aggregate amount of Net Proceeds which are not applied pursuant to this clause (vi) does not exceed $2,000,000, and (B) this clause (vi) shall not apply to the sale of inventory in the ordinary course of business.

(vii) If the aggregate outstanding balance of the Term Advances exceeds 75% of the OLV of Fixed Assets which constitute Collateral in which the Administrative Agent has an Acceptable Security Interest, but subject to the proviso below, the Borrower shall either (A) prepay the Term Advances in an amount equal to such excess upon demand from the Administrative Agent or (B) within thirty (30) days after the earlier of (1) the delivery of the last of such appraisals by the Borrower to the Administrative Agent under Section 5.12(b), and (2) the date the Administrative Agent makes demand under clause (A) above, provide the Administrative Agent with unencumbered, additional collateral such that after giving effect thereto the outstanding balance under the Term Advances shall not exceed 75% of the OLV of Fixed Assets that constitute Collateral; provided that if the Borrower fails to deliver such required appraisals on or prior to the date required under Section 5.12, then the “OLV of Fixed Assets” for purposes of this clause (vi) shall mean the orderly liquidation value of the Borrower’s and its Subsidiaries’ machinery and equipment as determined by the Administrative Agent in its reasonable discretion and based on the appraisals and reports available to the Administrative Agent at such time.

(viii) If an increase in the aggregate Revolving Commitments is effected as permitted under Section 2.14 the Borrower shall prepay any Revolving Advances outstanding on the date such increase is effected to the extent necessary to keep the outstanding Revolving Advances ratable to reflect the revised pro rata shares of the Revolving Lenders arising from such increase. Any prepayment made by Borrower in accordance with this clause (vii) may be made with the proceeds of Revolving Advances made by all the Lenders in connection such increase occurring simultaneously with the prepayment.

(d) Interest; Costs. Each prepayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date.

(e) Application of Prepayments. Each mandatory prepayment of an Advance required by Section 2.5(c)(ii) – (vii) shall be applied to the scheduled principal installments of the Term Advances to be applied in the inverse order of maturity until such time as the Term Advances are repaid in full.

Section 2.6 Repayment.

(a) Revolving Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Revolving Lender the aggregate outstanding principal amount of the Revolving Advances on the Revolving Maturity Date.

(b) Term Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Term Lender the aggregate outstanding principal amount of the Term Advances in quarterly installments of $2,000,000.00 each, payable on each March 31, June 30, September 30, and December 31, commencing with June 30, 2008, and a final installment of the remaining, unpaid principal balance of the Term Advances payable on the Term Maturity Date.

(c) Swing Line Advances. Each Swing Line Advance shall be paid in full on the Swing Line Payment Date.

Section 2.7 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Commitment Fee on the average daily amount by which (i) the lesser of (x) such Lender’s Revolving Commitment and (y) such Lender’s pro rata share of the Borrowing Base exceeds (ii) such Lender’s outstanding Revolving Advances plus such Lender’s Revolving Pro Rata Share of the Letter of Credit Exposure at the rate equal to the Applicable Margin for Commitment Fees for such period. The Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on March 31, 2008, and on the Revolving Maturity Date. For purposes of this Section 2.7(a) only, amounts advanced under the Swing Line Note shall not reduce the amount of the unused Revolving Commitment.

(b) Fees for Letters of Credit. The Borrower agrees to pay the following:

(i) To the Administrative Agent for the pro rata benefit of the Revolving Lenders a per annum letter of credit fee for each Letter of Credit issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount equal to the greater of (A) the Applicable Margin for Eurodollar Advances per annum on the face amount of such Letter of Credit, and (B) $650.00 per Letter of Credit. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Revolving Maturity Date.

(ii) To the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (A) 0.125% per annum on the face amount of such Letter of Credit and (B) $500.00. Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase or extension only, on the date of such increase or such extension.

(iii) To the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit. Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c) Administrative Agent Fee. The Borrower agrees to pay the fees to the Administrative Agent as set forth in the Fee Letter.

Section 2.8 Interest.

(a) Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period, provided that while an Event of Default is continuing the Base Rate Advances shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin plus 2%. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Base Rate Advances on each March 31, June 30, September 30, and December 31 commencing on March 31, 2008, and on the Revolving Maturity Date or the Term Maturity Date, as applicable. The Swing Line Advances shall bear interest only at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances or such other per annum rate to be agreed to between the Borrower and the Swing Line Lender; provided that while an Event of Default is continuing the Swing Line Advances shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances plus 2%.

(b) Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period; provided that while an Event of Default is continuing, each Eurodollar Advance shall bear interest at the Eurodollar Rate in effect from time to time plus the Applicable Margin plus 2%. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Advances on the last day of the Interest Period therefor

(provided that for Eurodollar Advances with six month Interest Periods, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid in full, and on the Revolving Maturity Date or the Term Maturity Date, as applicable.

(c) Additional Interest on Eurodollar Advances. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender so long as such Lender shall be required under regulations of the Federal Reserve Board applicable to all Lenders regulated by the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of such Lender, from the date such requirement is imposed until the earlier of (i) the date such requirement is no longer imposed and (ii) the date on which such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest Period for such Eurodollar Advance from (B) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable hereunder to the Administrative Agent for the ratable account of any applicable Lender shall be determined in good faith by such Lender and notified to the Administrative Agent and the Borrower at least three Business Days before each date on which such interest is payable (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

(d) Retroactive Adjustments of Applicable Margin. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the higher Applicable Margin that would have applied were applicable for such Applicable Period (and in any event at Level 6 if the inaccuracy was the result of dishonesty, fraud or willful misconduct), and (iii) the Borrower shall immediately, without further action by the Administrative Agent, any Lender or the Issuing Lender, pay to the Administrative Agent for the account of the applicable Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This Section 2.8(d) shall not limit the rights of the Administrative Agent and Lenders with respect to the default rate of interest as set forth in Section 2.8(a) and Section 2.8(b) and Article VII. The Borrower’s obligations under this Section 2.8(d) shall survive the termination of the Commitments and the repayment of all other Secured Obligations hereunder.

Section 2.9 Illegality. If any Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 11:00 a.m. (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Lender, and (c) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.10 Breakage Costs.

(a) Funding Losses. In the case of any Revolving Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Advances, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost, or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (excluding any loss of anticipated profits), cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Eurodollar Advance to be made by such Lender as part of such Borrowing when such Eurodollar Advance, as a result of such failure, is not made on such date.

(b) Prepayment Losses. If (i) any payment of principal of any Eurodollar Advance is made other than on the last day of the Interest Period for such Advance as a result of any prepayment, payment pursuant to Section 2.9, the acceleration of the maturity of the Notes, or for any other reason or (ii) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by the Administrative Agent on behalf of a Lender to the Borrower, pay to the Administrative Agent for the benefit of such Lender any amounts determined in good faith by such Lender to be required to compensate such Lender for any additional losses, out-of-pocket costs, or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (excluding loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

Section 2.11 Increased Costs.

(a) Eurodollar Advances. If, after the Effective Date, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by financial institutions generally, including a Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

(i) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, financial institutions generally, including such Lender (or its Applicable Lending Office), including the Commitments of such Lender hereunder; or

(ii) shall impose on financial institutions generally, including such Lender (or its Applicable Lending Office), or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, continuing, or maintaining any Eurodollar Advances or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Advances, then the Borrower shall pay to such Lender within three Business Days after written demand made by such Lender such amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such increased cost or reduction.

(b) Capital Adequacy. If, after the Effective Date, any Lender or the Issuing Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of financial institutions generally, including such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender, as a consequence of such Lender’s or the Issuing Lender’s obligations hereunder to a level below that which such Lender or the Issuing Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time within three Business Days after written demand by such Lender or the Issuing Lender, as the case may be, the Borrower shall pay to such Lender or the Issuing Lender such additional amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender or the Issuing Lender for such reduction.

(c) Mitigation. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section 2.11 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 2.11 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 2.12 Payments and Computations.

(a) Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

(b) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Houston, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.8(c), 2.9, 2.10, 2.11, 2.13, and 9.2 but after taking into account payments effected pursuant to Section 9.1) in accordance with each Lender’s applicable pro rata share to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Computations. All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 365/366 days for Base Rate Advances and a year of 360 days for all other interest and fees, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances or Letter of Credit Obligations obtained by the Lenders, such Lender shall notify the other Lenders and forthwith purchase from the other Lenders such participations in the Advances made by it or the Letter of Credit Obligations held by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with the other Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.13 Taxes.

(a) No Deduction for Certain Taxes. Any and all payments by the Borrower under any of the Credit Documents to the Administrative Agent, the Issuing Lender, or a Lender shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent, the Issuing Lender, or a Lender, (i) taxes imposed on its income and franchise or similar taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which (or under the laws of a political subdivision of which) (A) the Administrative Agent, the Issuing Lender, or such Lender is organized or in which its principal executive office is located or (B) in the case of each Lender, such Lender’s Applicable Lending Office is located and (ii) any taxes imposed by the United States of America by means of withholding at the source, if and to the extent such United States withholding taxes are in effect on the date a Lender becomes a Lender hereunder (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). Except as provided in Section 2.13(f), if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Administrative Agent, the Issuing Lender, or any Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13), such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law.

(b) Other Taxes. In addition, except as provided in Section 2.13(f), the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as “Other Taxes”).

(c) Indemnification. EXCEPT AS PROVIDED IN SECTION 2.13(F), THE BORROWER INDEMNIFIES EACH LENDER, THE ISSUING LENDER, AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED ON AMOUNTS PAYABLE UNDER THIS SECTION 2.13) PAID BY SUCH LENDER, THE ISSUING LENDER, OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED.

(d) Evidence of Tax Payments. As soon as practicable after any payment of Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of any receipt issued by such Governmental Authority evidencing such payment.

(e) Foreign Lender Withholding Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof and that is entitled to an exemption from United States withholding tax with respect to payments under this Agreement under applicable law or any treaty to which the United States is a party shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation (including Internal Revenue Service Forms W-8BEN or W-8ECI) prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding.

(f) Failure to Provide Forms. For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate forms referred to in this Section 2.13 (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such Lender becomes a Lender hereunder), such Lender shall not be entitled to indemnification or payment under the Section 2.13(a), (b), or (c) with respect to Taxes imposed by the United States; provided that if a Lender, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request, and at the expenses of such Lender, to assist such Lender to recover such Taxes.

(g) Mitigation. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate or reduce the payment of any additional sums under this Section 2.13; provided, that no such selection or change of jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

(h) Tax Credits and Refunds. If the Administrative Agent, the Issuing Lender, or a Lender has determined that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional sums pursuant to this Section 2.13, or if the Administrative Agent or a Lender has determined that it received a credit from any Governmental Authority to which the Administrative Agent or such Lender would not be entitled but for the payment by the Borrower of Taxes, Other Taxes or additional sums pursuant to this Section 2.13, at the Borrower’s request it shall pay over the amount of such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional sums paid, by the Borrower under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event and to the extent that the Administrative Agent or such Lender is required to repay such refund or credit to such Governmental Authority.

(i) Payment. If the Administrative Agent or any Lender becomes entitled to receive payment of Taxes, Other Taxes or additional sums pursuant to this Section 2.13, it shall give notice and demand thereof to the Borrower, and the Borrower (unless the Administrative Agent or Lender shall withdraw such notice and demand or the Borrower is not obligated to pay such amounts) shall pay such Taxes, Other Taxes or additional sums within 30 days after the Borrower’s receipt of such notice and demand.

Section 2.14 Replacement of Lenders. If the Borrower is required pursuant to Section 2.8(c), 2.11 or 2.13 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to 2.4(c)(iii) or 2.9, or if any Lender shall fail to fund its portion of any Advance required pursuant to the terms hereof (any Lender so affected, an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that (a) no Default shall have occurred and be continuing at the time of such replacement; (b) such replacement shall be at the Borrower’s sole expense and effort, including the payment of the processing fee referenced in Section 9.7(a)); (c) concurrently with such replacement, another bank or other entity (which entity shall be an Eligible Assignee), as of such date, shall purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit A and shall become a Lender for all purposes under this Agreement and shall assume all obligations of the Affected Lender which as to the Affected Lender shall be terminated as of such date and shall comply with the requirements of Section 9.7 applicable to assignments; and (d) concurrently with such replacement, the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 2.8(c), 2.11 and 2.13. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or Issuing Lender, as applicable, or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.15 Increase in Commitments.

(a) At any time prior to the Revolving Maturity Date, the Borrower may effectuate increases in the aggregate Revolving Commitments (each such increase being a “Commitment Increase”), by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other Eligible Assignees that at the time agree, in the case of any such Eligible Assignee that is an existing Lender to increase its Revolving Commitment as such Lender shall so select (an “Increasing Lender”) and, in the case of any other Eligible Assignee that is not an existing Lender (an “Additional Lender”), to become a party to this Agreement as a Revolving Lender; provided, however, that (i) each Commitment Increase shall be of at least $1,000,000, (ii) the aggregate amount of all Commitment Increases shall not exceed $15,000,000 and the aggregate Revolving Commitments, after giving effect to all Commitment Increases, shall not exceed $40,000,000, and (iii) all Revolving Commitments and Revolving Advances provided pursuant to a Commitment Increase shall be available on the same terms as those applicable to the existing Revolving Commitments and Revolving Advances. The sum of the increases in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders upon giving effect to a Commitment Increase shall not, in the aggregate, exceed the amount of such Commitment Increase. The Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this Section 2.15 to the Administrative Agent and the Lenders. This Section 2.15 shall not be construed to create any obligation on the Administrative Agent or any of the Lenders to advance or to commit to advance any credit to the Borrower or to arrange for any other Person to advance or to commit to advance any credit to the Borrower.

(b) A Commitment Increase shall become effective on the date (the “Increase Date”) on or prior to which the following conditions shall have been satisfied: (i) the receipt by the Administrative Agent of (A) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and each Additional Lender, setting forth the Revolving Commitments, if any, of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (B) such evidence of appropriate authorization on the part of the Borrower with respect to such Commitment Increase as the Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the Advances to be made by each such Lender to effect the prepayment requirement set forth in Section 2.4(c)(vii), and (iii) receipt by the Administrative Agent of a certificate of an authorized officer of the Borrower stating that, both before and after giving effect to such Commitment Increase, no Default has occurred and is continuing, and that all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects, unless such representation or warranty relates to an earlier date which remains true and correct in all material respects as of such earlier date.

(c) Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase, all calculations and payments of interest on the Revolving Advances shall take into account the actual Revolving Commitment of each Lender and the principal amount outstanding of each Revolving Advance made by such Lender during the relevant period of time.

(d) On each Increase Date, each Lender’s share of the Letter of Credit Exposure on such date shall automatically be deemed to equal such Lender’s applicable pro rata share of such Letter of Credit Obligations (such pro rata share for such Lender to be determined as of the Increase Date in accordance with its Revolving Commitment on such date as a percentage of the aggregate Revolving Commitment on such date) without further action by any party.

ARTICLE 3

CONDITIONS OF LENDING

Section 3.1 Conditions Precedent to Initial Borrowings and the Initial Letter of Credit. The obligations of each Lender to make the initial Advance and an initial Letter of Credit, including the deemed issuance of the Existing Letters of Credit, shall be subject to the conditions precedent that:

(a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i) this Agreement and all attached Exhibits and Schedules and the Notes payable to the order of each applicable Lender;

(ii) the Guaranty executed by each Guarantor;

(iii) the Security Agreement executed by the Borrower and each of its Subsidiaries, together with appropriate UCC-1 and UCC-3 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(iv) new Mortgages executed by the Borrower or any of its Subsidiaries granting an Acceptable Security Interest in real properties of the Borrower and its Subsidiaries other than the Bilateral Collateral;

(v) evidence that the Administrative Agent has an Acceptable Security Interest in the Collateral;

(vi) certificates of insurance naming the Administrative Agent as loss payee or additional insured, as applicable, and covering the Borrower’s or its Subsidiaries Properties with such insurance carriers, for such amounts and covering such risks that are acceptable to the Administrative Agent;

(vii) a certificate from an authorized officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects and (B) no Default has occurred and is continuing;

(viii) a secretary’s certificate from Borrower and each Guarantor certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party;

(ix) certificates of good standing for the Borrower and each Guarantor in each state in which each such Person is organized or qualified to do business, which certificate shall be dated a date not earlier than 30 days prior to Effective Date;

(x) a legal opinion of Doherty & Doherty LLP, as outside counsel to the Borrower and the Guarantors, in form and substance reasonably acceptable to the Administrative Agent;

(xi) copies, certified by a Responsible Officer of the Borrower of the Teledrift APA and all other documents entered into among the parties thereto in connection with the Teledrift Acquisition; and

(xii) such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

(b) Consents; Authorization; Conflicts. The Borrower shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, or any of its Subsidiaries or any of the other parties to the Teledrift APA is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents and the Teledrift APA. In addition, the Borrower and its Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and its Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby. The Administrative Agent shall be satisfied that the consummation of the Teledrift Acquisition did not contravene any law or any contractual restriction binding on or affecting the Borrower, any Subsidiary of the Borrower or any party to the Teledrift APA.

(c) Representations and Warranties. The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct in all material respects on and as of the Closing Date before and after giving effect to the initial Borrowings or issuance (or deemed issuance) of Letters of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date.

(d) Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Closing Date by Sections 2.7(b) and 9.1 or any other provision of a Credit Document.

(e) Other Proceedings. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

(f) Other Reports. The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports, and such other reports, audits or certifications as it may reasonably request, which reports the Administrative Agent acknowledges it has received as of the date of this Agreement.

(g) Material Adverse Change. No event or circumstance that could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), prospects, or results of operations of the Borrower and its Subsidiaries, taken as a whole, shall have occurred since September 30, 2007.

(h) No Default. No Default shall have occurred and be continuing.

(i) Solvency. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a senior financial officer of the Borrower and each Guarantor of the Borrower certifying that, before and after giving effect to the Teledrift Acquisition, the Borrower and each such Guarantor is Solvent (assuming with respect to each Guarantor, that the fraudulent conveyance savings language contained in the Guaranty applicable to such Guarantor will be given full effect).

(j) Convertible Senior Notes. The Convertible Senior Notes shall have been issued by the Borrower and the Borrower shall have received Debt Incurrence Proceeds therefrom in an amount equal to or greater than $95,000,000.

(k) Teledrift Acquisition. All conditions to the consummation and effectiveness of the Teledrift Acquisition shall have been met and the Teledrift Acquisition shall have been consummated on terms set forth in the Teledrift APA for a purchase price not greater than $95,200,000 (subject to post-closing price adjustments provided for in the Teledrift APA) and the Administrative Agent shall have completed and be satisfied with the results of is legal and business due diligence review of the Teledrift Acquisition, including (i) the tax aspects thereof, (ii) the environmental due diligence, (iii) accounting due diligence and (iv) the valuation and condition of the inventory and fixed assets thereof. Furthermore, the Administrative Agent shall have received evidences of lien releases for liens which encumber any of the Properties of acquired under the Teledrift Acquisition in form and substance satisfactory to the Administrative Agent.

(l) Delivery of Financial Statements. The Administrative Agent shall have received true and correct copies of (i) the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2007, (ii) the audited consolidated financial statements of Teledrift, Inc. and its Subsidiaries for the fiscal years ended December 31, 2005 and December 31, 2006, (iii) the audited consolidated financial statements of Teledrift, Inc. and its Subsidiaries for the three fiscal quarter period ended September 30, 2007, (iv) the unaudited pro forma consolidated financial statements of the Borrower and its Subsidiaries and Teledrift, Inc. and its Subsidiaries for the fiscal year ended December 31, 2006 and the three fiscal quarter period ended September 30, 2007; and (v) the unaudited consolidated financial statements of Teledrift, Inc. and its Subsidiaries for the fiscal year ended December 31, 2007.

(m) Borrowing Base Certificate. The Administrative Agent shall have received a completed Borrowing Base Certificate duly executed by a financial officer of the Borrower.

(n) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower, with appropriate insertions and executed by a duly authorized officer of the Borrower.

(o) Real Estate Collateral. For each real property of the Borrower and its Subsidiaries to be included as Collateral, the Administrative Agent shall have received a flood determination certificate issued by the appropriate Governmental Authority or third party indicating that such property is not designated as a “flood hazard area”.

(p) Collateral Lists; Aging Reports; Miscellaneous Due Diligence. The Administrative Agent shall have received or completed, and be satisfied with the result of, (i) an aging report of the Credit Parties’ Receivables and accounts payable, (ii) an evaluation and stock status report of the Credit Parties’ Inventory, (iii) a listing of the Credit Parties’ fixed assets, (iv) documentation relating to material weakness in the Borrower’s Form 10-K for the fiscal year ended December 31, 2006, (v) a completed Schedule 3.1 which shall list all real property owned or leased by the Credit Parties, (vi) a list of the top ten customers and suppliers of the Credit Parties, and (vii) a schedule of all pending litigation or proceeding with an amount in controversy in excess of $500,000 individually.

(q) Capital and Ownership Structure. The Administrative Agent shall be satisfied with the pro forma capital and ownership structure of the Borrower and its Subsidiaries, after giving effect to the Teledrift Acquisition, and the stockholder agreements, if any, among the holders of Equity Interest in the Borrower.

(r) Bilateral Agreement. Prior to, or concurrently with, the making of the initial Advance hereunder, the Bilateral Agreement shall have been amended on terms satisfactory to Wells Fargo and provisions shall have been made, in form satisfactory to the Administrative Agent, for the release of all liens and security interest securing the obligations under the Bilateral Agreement other than such lien granted under deeds of trust or mortgages and encumbering the Bilateral Collateral.

(s) Minimum Availability. After giving effect to the initial Advances made hereunder, including such Advances to pay in full the outstandings under the Bilateral Agreement (other than the “Real Estate Loan” as defined therein), Availability shall be equal to or greater than $7,500,000.

(t) USA Patriot Act. The Borrower has delivered to each Lender that is subject to the Patriot Act such information requested by such Lender in order to comply with the Patriot Act.

Section 3.2 Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Issuing Lender to issue, renew or extend a Letter of Credit (including the deemed issuance of Letters of Credit) shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, renewal or extension:

(a) Representations and Warranties. As of the date of the making of any Advance or issuance of any Letter of Credit, the representations and warranties made by any Credit Party or any officer of any Credit Party contained in the Credit Documents shall be true and correct in all material respects on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and each request for the making of any Advance or issuance of any Letter of Credit and the making of such Advance or the issuance of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties.

(b) Event of Default. As of the date of the making of any Advance, there shall exist no Default or Event of Default, and the making of the Advance would not cause a Default or Event of Default.

Section 3.3 Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowings.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

Section 4.1 Organization. Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure could not reasonably be expected to result in a Material Adverse Change. As of the Effective Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2 Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within such Credit Party’s powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority. At the time of each Advance or the issuance, extension or increase of each Letter of Credit, such Advance and the use of the proceeds of such Advance or the issuance, extension or increase of such Letter of Credit are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower’s articles or certificate (as applicable) of incorporation or bylaws or (ii) any law or any contractual restriction binding on or affecting the Borrower, will not result in or require the creation or imposition of any Lien prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority.

Section 4.3 Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4 Financial Condition.

(a) The Borrower has delivered to the Administrative Agent the unaudited financial statements for the Borrower and its Subsidiaries dated as of September 30, 2007 for the fiscal quarter ending thereon. The financial statements referred to in the preceding sentence have been prepared in accordance with GAAP and present fairly the consolidated financial condition of the aforementioned Persons as of the respective dates thereof. As of the date of the aforementioned financial statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the applicable Persons, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b) Since September 30, 2007, no event or condition has occurred that could reasonably be expected to result in Material Adverse Change.

Section 4.5 Ownership and Liens; Real Property. Each of the Borrower and its Subsidiaries (a) has good and marketable title to, or a valid and subsisting leasehold interest in, all real property, and good title to all personal Property, used in its business, and (b) none of the Property owned or leased by the Borrower or a Subsidiary of the Borrower is subject to any Lien except Permitted Liens. As of the Effective Date, the Borrower and its Subsidiaries own no real property other than that listed on Schedule 4.5.

Section 4.6 True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrower and its Subsidiaries and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby does not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There is no fact known to any officer of the Borrower on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by the Borrower or any of its Subsidiaries (or on behalf of the Borrower or any such Subsidiary), were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.7 Litigation. There are no actions, suits, or proceedings pending or, to Borrower’s knowledge, threatened against the Borrower or any Subsidiary of the Borrower, at law, in equity, or in admiralty, or by or before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding instituted against any of the Borrower or any of Subsidiary of the Borrower which seeks to adjudicate any of the Borrower or any of Subsidiary of the Borrower as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property; provided that this Section 4.7 does not apply with respect to Environmental Claims.

Section 4.8 Compliance with Agreements.

(a) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which the Borrower or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change. To the best knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Borrower or its Subsidiaries is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b) No Default has occurred and is continuing.

Section 4.9 Pension Plans. (a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance in all material respects with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred, and for plan years after December 31, 2007, no unpaid minimum required contribution exists, and there has been no excise tax imposed under Section 4971 of the Code, (d) to the knowledge of Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (e) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (f) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(j), and (g) except for matters that could not reasonably result in a Material Adverse Change, as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary of the Borrower has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any Subsidiary of the Borrower for post-retirement benefits to be provided to the current and former employees of the Borrower or any Subsidiary of the Borrower under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10 Environmental Condition.

(a) Permits, Etc. The Credit Parties (i) have obtained all material Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) except as set forth in Schedule 4.10, have at all times been and are in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b) Certain Liabilities. Except as set forth on Schedule 4.10, to the Borrower’s best knowledge, none of the present or previously owned or operated Property any of the Credit Parties or of any of their former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Obligor, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c) Certain Actions. Without limiting the foregoing, (i) all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower, any of its Subsidiaries or any of the Borrower’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Borrower’s best knowledge, future liability, if any, of the Borrower or of any Borrower’s Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.11 Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those listed on Schedule 4.11. Each Subsidiary of the Borrower (including any such Subsidiary formed or acquired subsequent to the Effective Date) has complied with the requirements of Section 5.6.

Section 4.12 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.

Section 4.13 [Reserved]

Section 4.14 Taxes. Proper and accurate (in all material respects), federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, any Subsidiary of the Borrower, or any member of the Affiliated Group as determined under Section 1504 of the Code (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceeding. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Borrower or any other member of the Tax Group is Property which the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.

Section 4.15 Permits, Licenses, etc. Each of the Borrower and its Subsidiaries possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. Each of the Borrower and its Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.15 does not apply with respect to Environmental Permits.

Section 4.16 Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 4.17 Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrower and each of its Subsidiaries, are in good working order and condition, normal wear and tear excepted. Neither the business nor the material Properties of the Borrower and each of its Subsidiaries has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.18 Insurance. Each of the Borrower and its Subsidiaries carry insurance (which may be carried by the Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

ARTICLE 5

AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure, the Borrower agrees to comply with the following covenants.

Section 5.1 Organization. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.

Section 5.2 Reporting.

(a) Annual Financial Reports of Borrower. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 90 days after the end of each fiscal year, commencing with fiscal year ended December 31, 2007, the unqualified audited annual Financial Statements for the Borrower and its consolidated Subsidiaries setting forth in comparative form the audited consolidated figures as of the end of and for the previous fiscal year (beginning with the financial statements delivered for the fiscal year ending December 31, 2008), all prepared in conformity with GAAP consistently applied and all as audited (other than the consolidating statements) by certified public accountants reasonably acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower in connection with such audit, and (ii) a Compliance Certificate executed by an authorized senior financial Responsible Officer of the Borrower.

(b) Quarterly Financials. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available but in any event not later than 45 days after the end of each fiscal quarter of each fiscal year of the Borrower and its consolidated Subsidiaries, commencing with the fiscal quarter ending March 31, 2008, (i) the unaudited Financial Statements for the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such fiscal quarter and setting forth in comparative form the consolidated figures (including a comparison of the balance sheet and the related consolidated and consolidating statements of income, retained earnings, and cash flow) for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified with respect to such consolidated statements (subject to the absence of footnotes and to year-end audit adjustments) by an authorized senior financial Responsible Officer of the Borrower as having been prepared in accordance with GAAP and as fairly presenting, in all material respects, the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP; and (ii) a Compliance Certificate executed by an authorized senior financial Responsible Officer of the Borrower.

(c) Monthly Financials. As soon as available and in any event within 25 days after the end of each calendar month, the Borrower shall provide the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such month and the related consolidated and consolidating statements of income and cash flows of the Borrower and its consolidated Subsidiaries for such month all in reasonable detail, certified by the chief financial officer of the Borrower as fairly presenting the financial position of the Borrower as at the dates indicated and in accordance with GAAP;

(d) Borrowing Base Certificate. As soon as available and in any event within 25 days after the end of each calendar month, the Borrower shall provide to the Administrative Agent, a certificate of an authorized senior financial Responsible Officer of the Borrower calculating the Borrowing Base in the form of the Borrowing Base Certificate then in effect as of the end of such calendar month, including therein, among other things, a monthly accounts receivable aging, accounts payables aging and inventory listing and aging report of the Credit Parties;

(e) Account Debtors. As soon as available and in any event within ten days after the end of each fiscal year of the Borrower, the Borrower shall provide to the Administrative Agent a listing of all account debtors including physical addresses, contact names and phone numbers.

(f) Annual Budget. As soon as available and in any event within 60 days after the end of each fiscal year of the Borrower, the Borrower shall provide to the Administrative Agent an annual operating and capital budget for the current fiscal year.

(g) Defaults. The Borrower shall provide to the Administrative Agent promptly, but in any event within three Business Days after the occurrence thereof, a notice of each Default or Event of Default known to the Borrower or to any of its Subsidiaries, together with a statement of an officer of the Borrower setting forth the details of such Default or Event of Default and the actions which the Borrower has taken and proposes to take with respect thereto.

(h) Other Creditors. The Borrower shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any default notices given or received by the Borrower or by any of its Subsidiaries pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement.

(i) Litigation. The Borrower shall provide to the Administrative Agent promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Change.

(j) Environmental Notices. Promptly upon, and in any event no later than 15 days after, the receipt thereof, or the acquisition of knowledge thereof, by the Borrower or any Subsidiary of the Borrower, the Borrower shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $500,000, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability in excess of $500,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $500,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower, any Subsidiary of the Borrower, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located.

(k) Material Changes. The Borrower shall provide to the Administrative Agent prompt written notice of any condition or event of which the Borrower or any of its Subsidiaries has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower or any of its Subsidiaries is a party or by which their Properties may be bound which breach or noncompliance could reasonably be expected to result in a Material Adverse Change.

(l) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Borrower shall provide to the Administrative Agent a statement of an authorized officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;

(m) Termination of Plans. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Borrower shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(n) Other ERISA Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, the Borrower shall provide to the Administrative Agent a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA;

(o) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary of the Borrower, the Borrower shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority;

(p) Disputes; etc. The Borrower shall provide to the Administrative Agent prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of the Borrower, any such actions threatened, or affecting the Borrower or any Subsidiary of the Borrower, which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any Subsidiary of the Borrower, and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or any Subsidiary of the Borrower, if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000;

(q) Securities Law Filings and other Public Information. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(r) Other Information. Subject to the confidentiality provisions of Section 9.7(g), the Borrower shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Borrower or any Subsidiary of the Borrower, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.

Section 5.3 Insurance.

(a) The Borrower shall, and shall cause each of its Subsidiaries to, with reputable insurers in respect of such of their respective Properties, carry and maintain insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses; provided that, the amounts of such insurance and the risks covered by such insurance shall not be less than the amounts and risks that are approved by the Administrative Agent on the Effective Date.

(b) Copies of all policies of insurance or certificates thereof covering the property or business of the Credit Parties, and endorsements and renewals thereof, certified as true and correct copies of such documents by a Responsible Officer of the Borrower shall be delivered by Borrower to and retained by the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least 30 days’ prior written notice to the Administrative Agent. In the event that, notwithstanding the “lender’s loss payable endorsement” requirement of this Section 5.3, the proceeds of any insurance policy described above are paid to the Borrower or a Guarantor, the Borrower shall deliver, or cause to be delivered, such proceeds to the Administrative Agent immediately upon receipt.

(c) If at any time the area in which any real property constituting Collateral is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each of its Subsidiaries to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(d) Any proceeds of insurance referred to in this Section 5.3 which are paid to the Administrative Agent shall (i) if no Event of Default has occurred and is continuing, be returned to the Borrower to be applied as permitted by Section 2.5(c)(iii), and (ii) if an Event of Default has occurred and is continuing, be immediately applied to the Secured Obligations in accordance with Section 7.6.

Section 5.4 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of the Borrower or any of the Credit Parties and maintain all related permits necessary for the ownership and operation of the Borrower’s and each Credit Parties’ Property and business, except in any case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change, provided that this Section 5.4(b) shall not prevent the Borrower or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established.

Section 5.5 Taxes. The Borrower shall, and shall cause each of its Subsidiaries to pay and discharge all taxes, assessments, and other charges and claims related thereto imposed on the Borrower or any of its Subsidiaries prior to the date on which penalties attach; provided that nothing in this Section 5.5 shall require the Borrower or any of its Subsidiaries to pay any tax, assessment, charge, or claims which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6 New Subsidiaries. Within 10 days after the creation of a new Subsidiary or the purchase by the Borrower or any of its Subsidiaries of the Equity Interests of any Person, which purchase results in such Person becoming a Subsidiary of the Borrower, the Borrower shall cause (a) such Subsidiary to execute and deliver to the Administrative Agent (i) a joinder to the Guaranty, (ii) a joinder to the Security Agreement, (iii) if such Subsidiary owns any real property, a Mortgage covering such real properties, and (iv) such evidence of corporate authority to enter into such Guaranty, Security Agreement, and Mortgage as the Administrative Agent may reasonably request and (b) the equity holder of such Subsidiary to execute a pledge agreement pledging 100% of the Equity Interest owned by such equity holder of such Subsidiary and such evidence of corporate, limited liability company or partnership authority to enter into such pledge agreement as the Administrative Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank, if applicable; provided that, no new Foreign Subsidiary shall be required to enter into a Guaranty, Security Agreement or pledge agreement and the Borrower or any Subsidiary that is an equity holder of a Foreign Subsidiary shall only be required to pledge 66 2/3% of the Equity Interest of such Foreign Subsidiary.

Section 5.7 Security. The Borrower agrees that at all times before the termination of this Agreement, payment in full of the Obligations (other than reimbursement and indemnity obligations which survive but are not due and payable), the termination and return of all Letters of Credit and termination in full of the Commitments, the Administrative Agent shall have an Acceptable Security Interest in the Collateral to secure the performance and payment of the Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, grant to the Administrative Agent a Lien in any Property of the Borrower or any Subsidiary now owned or hereafter acquired promptly and to take such actions as may be required under the Security Documents to ensure that the Administrative Agent has an Acceptable Security Interest in such Property. Notwithstanding the generality of the foregoing, from and after the Effective Date, if (a) the Borrower or any Guarantor acquires any fee interest in real property having a book value in excess of $100,000 or (b) at the time any Person becomes a Guarantor, such Person owns or holds any such fee interest in real property of such value, such Credit Party shall deliver to the Administrative Agent, at its request after such acquisition of such property or such Person becomes a Guarantor, as the case may be, the following:

(i) A fully executed and notarized Mortgage duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in such property; and

(ii) If requested by the Administrative Agent, a title report issued by a title company acceptable to the Administrative Agent with respect thereto, dated not more than 30 days prior to the date such Mortgage is to be recorded and satisfactory in form and substance to the Administrative Agent, together with copies of any documents listed as exceptions to such title and, to the extent the Borrower or any Subsidiary obtains an owner’s title policy on said property, a mortgagee’s policy in an equal amount insuring the Lien in subsection (i) above.

Section 5.8 Accounts. Within 90 days after the Effective Date, the Borrower shall, and shall cause each of its Subsidiaries to, open and maintain their principal operating accounts and other deposit accounts with Wells Fargo or such accounts with other depositary banks that are subject to Account Control Agreements; provided that, the requirements of this Section 5.8 shall not apply to deposit accounts which, individually has a balance of less $100,000, and which collectively have a balance of less than $300,000.

Section 5.9 Records; Inspection. Borrower shall, and shall cause each of its Subsidiaries to maintain proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition. From time to time upon reasonable prior notice, the Borrower shall permit any Lender and shall cause each of its Subsidiaries to permit any Lender, at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of the Borrower or such Subsidiary of the Borrower, to, subject to any applicable confidentiality considerations, examine and copy the books and records of the Borrower or such Subsidiary of the Borrower, to visit and inspect the Property of the Borrower or such Subsidiary of the Borrower, and to discuss the business operations and Property of the Borrower or such Subsidiary of the Borrower with the officers and directors thereof.

Section 5.10 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain their owned, leased, or operated Property in good condition and repair, normal wear and tear excepted; and shall abstain from, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.11 [Reserved].

Section 5.12 Borrowing Base Audits; Appraisal Reports.

(a) Collateral Audits. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent to perform collateral audits and field exams of the Properties of the Borrower and its Subsidiaries and to provide the Administrative Agent with such assistance and information so that (a) a collateral audit dated as of July 31st of each year may be completed on or prior to the immediately following September 15th of each year, and (b) a collateral audit dated as of January 31st of each year may be completed on or prior to the immediately following March 15th of each year. If no Default has occurred and is continuing, only such two audits per year and any other audits performed at the request of the Borrower shall be performed at the Borrower’s sole cost and expense and the costs of each such appraisal reports shall be paid by the Borrower. If a Default has occurred and is continuing, all audits shall be performed at the Borrower’s sole cost and expense and the costs of each such appraisal reports shall be paid by the Borrower.

(b) Appraisals on Fixed Assets. Within 45 days after the Effective Date, the Borrower shall have delivered to the Administrative Agent written appraisals and/or written updates to previously delivered appraisals, in each case, conducted by an industry recognized third party appraiser setting forth, among other things, the OLV of Fixed Assets of all of the Borrower’s and its Subsidiaries’ machinery and equipment which appraisals and updates shall be in form satisfactory to the Administrative Agent in its reasonable discretion.

(c) Post-Closing Updated Collateral Audit. In addition to the audits required under clause (a) above, on or prior to the fifth Business Day after the Effective Date, the Borrower shall have delivered to the Administrative Agent an updated collateral audit of the Receivables and Inventory of the Credit Parties in detail and form satisfactory to the Administrative Agent.

Section 5.13 Interest Hedging Agreements. On or prior to April 30, 2008, the Borrower shall have entered into, and thereafter shall maintain, Hedging Arrangements covering 50% of the Advances outstanding at any time and pursuant to which the Borrower reduces, eliminates or otherwise protects against the risk of fluctuations in the interest rates and on such other terms and with such counterparty acceptable to the Administrative Agent.

ARTICLE 6

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure, the Borrower agrees to comply with the following covenants.

Section 6.1 Debt. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a) the Secured Obligations and the Debt outstanding under the Bilateral Agreement;

(b) intercompany Debt incurred in the ordinary course of business owed by any Credit Party to any other Credit Party; provided that, if applicable, such Debt as an investment is also permitted in Section 6.3;

(c) Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which in each case are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, unless contested in good faith and by appropriate proceedings;

(d) purchase money indebtedness or Capital Leases in an aggregate principal amount not to exceed $1,000,000 at any time; provided neither the Borrower nor any Subsidiary of the Borrower may enter into additional indebtedness of the type described in this clause (d) if a Default is continuing or entering into the additional indebtedness could reasonably be expected to cause a Default;

(e) Debt secured by Liens of the type described in Section 6.2(f);

(f) Debt existing on the Effective Date and set forth in Schedule 6.1; provided that, (i) the Borrower shall not amend the maturity date thereof to a date that is at or earlier than the scheduled Maturity Date, (ii) the Borrower shall not make any prepayments thereof other than as expressly provided by the terms thereof existing on the date hereof, and (ii) the amount of such Debt may not be increased other than as a result of fees and expenses reasonably incurred in connection with any refinancing, refunding, renewal, or extension thereof;

(g) Debt represented by the Convertible Senior Notes pursuant to the Indenture and the subsidiary guarantees thereof pursuant to the Indenture; provided that (i) all of such Debt shall have been issued under the initial issuance thereof or under the over-allotment option exercised by the underwriters thereof, (ii) immediately before and immediately after giving effect to the issuance of such Debt, no Default or Event of Default shall have occurred or be continuing, and (iii) such Debt shall not have (A) any affirmative or negative covenant (including financial covenants) that is more restrictive than those set forth in this Agreement, provided that the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (h), (B) any restriction on the ability of the Borrower or any of its Subsidiaries to enter into or amend, modify, restate or otherwise supplement this Agreement or the other Credit Documents, (C) any collateral or other security for such Indebtedness, (D) any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Secured Obligations, (E) any restrictions on the ability of any Subsidiary or the Borrower to pledge assets as collateral security for the Secured Obligations or (F) a scheduled maturity date that is earlier than June 30, 2011; and

(h) Debt not otherwise permitted under the terms of this Section 6.1 in an aggregate amount not to exceed $5,000,000.

Section 6.2 Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of the Borrower or any Subsidiary of the Borrower, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a) Liens securing the Secured Obligations;

(b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;

(c) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(d) Liens for taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings;

(e) Liens securing purchase money debt or Capital Lease obligations permitted under Section 6.1(d); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money debt or the subject of any such Capital Lease and the amount secured thereby is not increased;

(f) Liens on Property of Persons which become Subsidiaries of the Borrower after the Effective Date and securing Permitted Debt; provided that, (i) such Liens are in existence at the time the respective Persons become Subsidiaries of the Borrower and were not created in anticipation thereof and (ii) the Debt secured by such Liens (A) is secured only by such Property and not by any other assets of the Subsidiary acquired, and (B) is not increased in amount;

(g) Liens arising from precautionary UCC financing statements regarding operating leases to the extent such operating leases are permitted hereby;

(h) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or such Subsidiary to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;

(i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;

(j) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(k) judgment and attachment Liens not giving rise to an Event of Default, provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced; and

(l) Liens existing on the Effective Date and set forth in Schedule 6.2 and covering only such property that is covered by such Lien on the Effective Date.

Section 6.3 Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, other than the following (collectively, the “Permitted Investments”):

(a) investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;

(b) Liquid Investments;

(c) loans, advances, or capital contributions to, or investments in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of or interests in any Person and existing on the Effective Date, in each case as specified in the attached Schedule 6.3; provided that, the respective amounts of such loans, advances, capital contributions, investments, purchases and commitments shall not be increased (other than appreciation);

(d) loans and advances by a Credit Party to any other Credit Party;

(e) investments in the form of Acquisitions permitted by Section 6.4; and

(f) (i) creation of any additional Subsidiaries domiciled in the U.S. in compliance with Section 5.6. and (ii) creation of any additional Subsidiaries domiciled outside of the U.S. in compliance with Section 5.6; provided that with respect to any Subsidiary domiciled outside of the U.S., the initial capitalization of such Subsidiary by the Borrower or any of its Subsidiaries shall not be in excess of the greater of (a) the minimum amount required by law and (b) $5,000; provided further that, with respect to a Subsidiary domiciled in or outside of the U.S., any contributions, loans, or advances to, or investments in such Subsidiary (other than the initial capitalization of such Subsidiary) by a Borrower or any of its Subsidiaries shall be otherwise permitted under this Section 6.3.

Section 6.4 Acquisitions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make an Acquisition in a transaction or related series of transactions unless each of the following criteria is met with each such Acquisition:

(a) no Default or Event of Default exists both before and after giving effect to such Acquisition;

(b) both before and after giving effect to such Acquisition, Availability is greater than or equal to $15,000,000;

(c) such Acquisition is substantially related to the business of the Borrower and Subsidiaries, taken as a whole, and is not hostile;

(d) both before and after giving effect to such Acquisition, the Borrower is in pro forma compliance with the Sections 6.17, 6.18, 6.19, and 6.20 and the Borrower has delivered to the Administrative Agent a Compliance Certificate reflecting such pro forma compliance with such Sections;

(e) if such Acquisition is an Acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person shall become a direct or indirect Subsidiary of the Borrower and comply with the provisions of Section 5.6, if applicable; and if such Acquisition is an Acquisition of assets, the Acquisition is structured so that the Borrower or one of its direct or indirect Subsidiaries shall acquire such assets;

(f) no Credit Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Change; and

(g) if the pro forma Leverage Ratio after giving effect to such Acquisition and as detailed in a certificate delivered by a Responsible Officer of the Borrower, is greater than 2.00 to 1.00, (i) the aggregate total consideration (whether paid in cash or in Equity Interest or assumed in liabilities by the purchaser(s)) for such Acquisition shall not exceed $10,000,000 and (ii) the aggregate total consideration (whether paid in cash or in Equity Interest or assumed in liabilities by the purchaser(s)) for all such Acquisitions in any fiscal year shall not exceed $25,000,000.

Section 6.5 Agreements Restricting Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the Security Documents and agreements governing Debt permitted by Section 6.1(d) to the extent such restrictions govern only the asset financed pursuant to such Debt incurred pursuant to Section 6.1(d)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations or restricts any Subsidiary of the Borrower from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.6 Use of Proceeds; Use of Letters of Credit. The Borrower shall not, nor shall it permit any of its Subsidiaries to: (a) use the proceeds of the Term Advances for any purposes other than to, on the Closing Date, refinance the advances outstanding under, and as defined in, the Bilateral Agreement; (b) use the proceeds of the Revolving Advances for any purposes other than (i) to refinance the advances and other obligations outstanding under the Bilateral Agreement, (ii) working capital purposes, and (iii) general corporate purposes, including the payment of fees and expenses related to the entering into of this Agreement and the other Credit Documents; or (c) use the proceeds of the Swing Line Advances or the Letters of Credit for any purposes other than (i) working capital purposes and (ii) general corporate purposes. The Borrower shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, use any part of the proceeds of Advances or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X.

Section 6.7 Corporate Actions.

(a) The Borrower shall not, nor shall it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that the Borrower may merge with any of its wholly-owned Subsidiaries and any Credit Party may merge or be consolidated with or into any other Credit Party, provided that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity.

(b) The Borrower shall not, nor shall it permit any of its Subsidiaries to, change its name or reorganize in another jurisdiction, create or suffer to exist any Subsidiary not existing on the date of this Agreement, sell or otherwise dispose of any of its ownership interest in any of its Subsidiaries, or in any manner rearrange its business structure as it exists on the date of this Agreement, provided that the Borrower may create or acquire new Subsidiaries if such new Subsidiaries comply with Section 5.6 and such transactions otherwise comply with the terms of this Agreement.

Section 6.8 Sale of Assets. The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, convey, or otherwise transfer any of its assets except that (i) any Credit Party may sell, convey, or otherwise transfer any of its assets to any other Credit Party so long as no Default or Event of Default has occurred and is continuing or would be caused thereby; provided that the receiving Credit Party shall ratify, grant and confirm the Liens on such assets (and any other related Collateral) pursuant to documentation satisfactory to the Administrative Agent; (ii) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business, (iii) the Borrower and its Subsidiaries may sell equipment for an aggregate amount not to exceed $2,000,000 provided that the proceeds of such sales are either reinvested in similar equipment within 90 days after the receipt thereof or are used to prepay the outstanding Term Advances; and (iv) the Borrower and its Subsidiaries may transfer assets outside the ordinary course of business up to an aggregate net book value equal to $250,000; provided that (A) such assets sold as permitted under clauses (ii) – (iv) may not be sold for an amount which is less than fair market value and (B) as to the sale of certificated equipment permitted under clauses (ii) – (iv), the Borrower shall have provided to the Administrative Agent written notice of such sale at least 20 days prior to the completion of such sale (or such shorter time period as acceptable to the Administrative Agent in its sole discretion).

Section 6.9 Restricted Payments; Subordinated Debt. The Borrower shall not, nor shall it permit any of its Subsidiaries to make any Restricted Payments except that so long as no Default exists or would result from the making of such Restricted Payment (a) the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any other Credit Party and (b) the Borrower may make scheduled principal payments of Permitted Subordinated Debt as they become due if (i) on the due date no Default exists, (ii) no Secured Party has notified either the Borrower or any holder of such Debt that a Default then exists or would be created by such payment, (iii) the pro forma Fixed Charge Coverage Ratio at the time of such scheduled principal payment shall not be less than 1.5 to 1.0 and (iv) immediately following such payment, Availability shall be equal to or greater than $5,000,000.

Section 6.10 Affiliate Transactions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to the Borrower or any Subsidiary of the Borrower, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an affiliate.

Section 6.11 Line of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, change the character of the Borrower’s and its Subsidiaries collective business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to the Borrower’s and its Subsidiaries collective business as presently and normally conducted.

Section 6.12 Hazardous Materials. The Borrower (a) shall not, nor shall it permit any of its Subsidiaries to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent, and (b) shall not, nor shall it permit any of its Subsidiaries to, release any Hazardous Substance or Hazardous Waste into the environment and shall not permit the Borrower’s or its Subsidiaries’ Property to be subjected to any release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent.

Section 6.13 Compliance with ERISA. Except for matters that individually or in the aggregate could not reasonably be expected to cause a Material Adverse Change, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) engage in any transaction in connection with which the Borrower or any Subsidiary of the Borrower could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary of the Borrower or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary of the Borrower or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary of the Borrower or any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability; or (j) amend or permit any member of the Controlled Group to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary of the Borrower or any member of the Controlled Group is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 6.14 Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary of the Borrower shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary of the Borrower intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.15 Operating Leases. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any lease that constitutes an operating lease under GAAP if the obligations of the Borrower or such Subsidiary as lessee under such lease would cause its lease payments (excluding payments for taxes, insurance, and other non-rental expenses to the extent not included within the stated amount of the rental payments under such lease) in respect of all such leases entered into by the Borrower and its Subsidiaries to exceed $2,500,000 during any fiscal year of the Borrower.

Section 6.16 Limitation on Hedging. The Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations, (ii) is longer than the term of the Term Loan, or (iii) obligates the Borrower or any of its Subsidiaries to any margin call requirements.

Section 6.17 Minimum Net Worth. The Borrower shall not permit the Borrower’s Net Worth (as defined below) as of the end of each fiscal quarter, commencing with the quarter ending March 31, 2008, to be less than an amount equal to (i) 80% of the Borrower’s Net Worth as of the end of the fiscal quarter ended December 31, 2007 plus (ii) an amount equal to 75% of the Borrower’s consolidated Net Income for each fiscal quarter ending after December 31, 2007 in which such consolidated Net Income is greater than $0 plus (iii) an amount equal to 100% of equity issuance proceeds received by the Borrower or any Subsidiary after December 31, 2007. “Net Worth” means, as to the Borrower, the consolidated shareholder’s equity of the Borrower and its Subsidiaries (determined in accordance with GAAP).

Section 6.18 Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of each fiscal quarter end to be more than (a) 3.50 to 1.0 for each fiscal quarter ending prior to September 30, 2008, (b) 3.0 to 1.0 for each fiscal quarter ending on or after September 30, 2008 but prior to March 31, 2009; (c) 2.75 to 1.0 for each fiscal quarter ending on or after March 31, 2009 but prior to September 30, 2009, and (d) 2.50 to 1.0 for each fiscal quarter ending on or after September 30, 2009.

Section 6.19 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of each fiscal quarter end to be less than 1.25 to 1.0.

Section 6.20 Senior Leverage Ratio. Permit the Senior Leverage Ratio as of each fiscal quarter end to be more than 2.00 to 1.00.

Section 6.21 Capital Expenditures. The Borrower shall not, nor shall it permit any of its Subsidiaries to, cause the aggregate Capital Expenditures expended by the Borrower or any of its Subsidiaries in any fiscal year (or, with respect to any Subsidiary that was acquired during such fiscal year, the portion of such fiscal year that such Subsidiary was a Subsidiary) to exceed $20,000,000 for such fiscal year.

Section 6.22 Landlord Agreements. The Borrower shall not, nor shall it permit any of its Subsidiaries to (a) enter into any verbal or written leases with any Person who has not executed a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent (other than extensions of existing leases), and (b) without limiting the generality of the forgoing clause (a), hold, store or otherwise maintain more than 20% of the aggregate value of the Borrower’s and its Subsidiaries’ Inventory and equipment at locations which are not owned by a Credit Party and which are not covered by a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent.

Section 6.23 Amendment of Permitted Subordinated Debt Terms. The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend any of the documents or terms governing any Permitted Subordinated Debt or any Debt permitted under clause 6.1(h) so as to change the stated maturity date of the principal of such debt, or any installment of interest thereon, to an earlier date, increase the rate of interest thereon or any premium payable on the redemption thereof, change any of the redemption or subordination provisions thereof (or the definitions of any defined terms contained therein) or otherwise change in any respect materially adverse to the interests of any of the Secured Parties any of the terms thereof, in each case, without prior written consent of the Administrative Agent.

Section 6.24 Convertible Senior Notes.

(a) The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to the Convertible Senior Notes or the Indenture (i) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment, by acceleration, by mandatory redemption, repayment, prepayment, or defeasance for cash or otherwise of such Convertible Senior Notes, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith; (ii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Debt and the effect of which is to subject the Borrower or any of its Subsidiaries, to any provisions that are more onerous or more restrictive provisions than those set forth in this Agreement; or (iii) which otherwise adversely affects the interests of the Secured Parties as senior creditors or the interests of any of the Secured Parties under this Agreement or any other Credit Documents in any material respect.

(b) The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or offer to make any optional or voluntary repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) (whether in whole or in part) of any of the Convertible Senior Notes.

Section 6.25 Borrowing Base Deficiency. The Borrower shall not, nor shall it permit any of its Subsidiaries to, permit a Borrowing Base Deficiency to exist at any time.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a) Payment Failure. Any Credit Party (i) fails to pay any principal or interest when due under this Agreement or (ii) fails to pay, within three Business Days of when due, any other amount due under this Agreement or any other Credit Document, including payments of fees, reimbursements, and indemnifications;

(b) False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect (provided such materiality qualifier shall not apply in instances where a specific representation contains a materiality or Material Adverse Effect qualifier) at the time it was made or deemed made;

(c) Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.2(d), Section 5.2(g), Section 5.3(a), Section 5.12(c) or Article 6 of this Agreement or the corresponding covenants in any Guaranty or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach is not cured within 30 days after the earlier of the date notice thereof is given to the Borrower by the Administrative Agent or any Lender or the date any officer of the Borrower or any other Credit Party obtained actual knowledge thereof;

(d) Guaranties. Any provisions in the Guaranties shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under such Guaranties; or any Guarantor shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e) Security Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest in the Property purported to be subject to such agreement in accordance with the terms of such agreement or any material provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Person shall so state in writing; provided that, with respect to the acquisition of any new equipment title of which is evidenced by a certificate of title, the Borrower shall have 30 days from the date of acquisition of such equipment to deliver such certificate of title to the Administrative Agent and otherwise create an Acceptable Security Interest in such equipment;

(f) Cross-Default. (i) The Borrower or any Guarantor shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $500,000.00 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $500,000.00 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (other than Debt evidenced by the Notes), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment); provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time;

(g) Bankruptcy and Insolvency. (i) Any Credit Party or any Subsidiary of the Borrower shall terminate its existence or dissolve or (ii) any Credit Party, any Subsidiary of the Borrower (A) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (B) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(h) Adverse Judgment. The Borrower or any of its Subsidiaries suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers admit liability, greater than $500,000.00 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(i) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $500,000.00;

(j) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $500,000.00; or

(k) Change in Control. The occurrence of a Change in Control.

Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.1(g)) shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender and the Swing Line Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur,

(a) the obligation of each Lender and the Swing Line Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4 Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.3, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent or such Lender, and the other Credit Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Lender agrees to promptly notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 7.4 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

Section 7.5 Remedies Cumulative, No Waiver. No right, power, or remedy conferred to any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower shall entitle the Borrower to similar notices or demands in the future.

Section 7.6 Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but such payments are subject to the terms of this Agreement, including the application of prepayments according to Section 2.5. During the existence of an Event of Default, all payments and collections received by the Administrative Agent shall be applied to the Secured Obligations in accordance with Section 2.12 and in the following order:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment of all accrued interest constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, Wells Fargo or its Affiliate that is owed such obligations) pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

THIRD, to the payment of any then due and owing principal constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, Wells Fargo or its Affiliate that is owed such obligations) pro rata in accordance with the principal amounts of the Obligations owed to them on the date of any such distribution), and when applied to make distributions by the Administrative Agent to pay the principal amount of the outstanding Borrowings, pro rata to the Lenders;

FOURTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, Wells Fargo or its Affiliate that is owed such obligations) pro rata in accordance with such amounts owed to them on the date of any such distribution), and when applied to make distributions by the Administrative Agent to pay such amounts payable to the Lenders under this Credit Agreement, pro rata to the Lenders; and

FIFTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Section 8.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 8.5 and the first sentence of Section 8.6 shall include its Affiliates and its own and its Affiliates’ officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document unless requested by the Majority Lenders in writing and it receives indemnification satisfactory to it from the Lenders; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

Section 8.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Notes as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 9.7. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

Section 8.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

Section 8.4 Rights as Lender. With respect to its Commitments and the Advances made by it, Wells Fargo (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 8.5 Indemnification.

(a) THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR

ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

(b) THE REVOLVING LENDERS SEVERALLY AGREE TO INDEMNIFY THE ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE REVOLVING ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE REVOLVING ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THE REVOLVING COMMITMENTS THEN HELD BY EACH OF THEM, OR, IF NO SUCH PRINCIPAL AMOUNTS ARE THEN OUTSTANDING AND NO REVOLVING COMMITMENTS ARE THEN EXISTING, RATABLY ACCORDING TO THE REVOLVING COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION OR EXPIRATION THEREOF), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO REVOLVING LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ISSUING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH REVOLVING LENDER AGREES TO REIMBURSE THE ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY

OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ISSUING LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Credit Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.7 Resignation of Administrative Agent and Issuing Lender. The Administrative Agent or the Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon receipt of notice of any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Majority Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Issuing Lender’s giving of notice of resignation, then the retiring Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000.00 and, in the case of the Issuing Lender, a Lender. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Lender, and the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit. After any retiring Administrative Agent’s or Issuing Lender’s resignation as Administrative Agent or Issuing Lender, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Credit Documents.

Section 8.8 Collateral Matters.

(a) The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).

(b) The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of this Agreement, termination of all Hedging Agreements with such Persons, termination of all Letters of Credit, and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations payable under this Agreement and under any other Credit Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or any other Credit Document; (c) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter; or (d) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Credit Document if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.8.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Costs and Expenses. The Borrower agrees to pay on demand

(a) all reasonable out-of-pocket costs and expenses of Administrative Agent (but not of other Lenders) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including costs associated with field examinations, appraisals, and the reasonable fees and out-of-pocket expenses of outside counsel for Administrative Agent (but not of other Lenders), with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and

(b) all out-of-pocket costs and expenses, if any, of the Administrative Agent and each Lender (including outside counsel fees and expenses of each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.

Section 9.2 Indemnification. THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN “INDEMNIFIED PARTY”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE CREDIT DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE ADVANCES, INCLUDING SUCH INDEMNIFIED PARTY’S OWN NEGLIGENCE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY CREDIT PARTY, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE CREDIT DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE ADVANCES. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE BORROWER CONTAINED IN THIS SECTION 9.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE ADVANCES AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

Section 9.3 Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a) no amendment, waiver, or consent shall, unless in writing and signed by all the Term Lenders and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Term Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Term Notes, including, without limitation, the Term Maturity Date, or (iii) change the number of Term Lenders which shall be required for the Term Lenders to take any action hereunder or under any other Credit Document;

(b) no amendment, waiver, or consent shall, unless in writing and signed by all the Revolving Lenders and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Revolving Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Revolving Notes, including, without limitation, the Revolving Maturity Date, or (iii) change the number of Revolving Lenders which shall be required for the Revolving Lenders to take any action hereunder or under any other Credit Document;

(c) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Article 3, (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document (other than those specifically addressed above in this Section 9.3), (iii) increase the aggregate Commitments, (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 9.3), (v) other than as a result of acceleration pursuant to Article 7, change the Term Maturity Date to a date that is earlier than one day after the then effective Revolving Maturity Date, amend the amortization schedule thereof so as to require more than 1% per annum of the aggregate Term Advances outstanding on Closing Date, or otherwise change any provision hereof which would have the effect of increasing the aggregate amount of Term Advances that are required to be paid in any given year, (vi) amend Section 2.12(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (vii) release any Guarantor from its obligation under any Guaranty or, except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release all or a material portion of the Collateral except as permitted under Section 8.8(b); or (viii) amend the definitions of “Majority Lenders”, “Majority Revolving Lenders”, “Majority Term Lenders”, or “Maximum Exposure Amount”;

(d) no Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent;

(e) no amendment, waiver, or consent shall, unless in writing and signed by the Majority Revolving Lenders and the Majority Term Lenders, adversely affect the interests, rights or obligations of the Revolving Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Term Lenders, it being understood that, if the excess of the aggregate Revolving Commitments over the sum of (i) the aggregate outstanding amount of all Revolving Advances plus (ii) the Letter of Credit Exposure plus (iii) the aggregate outstanding amount of all Swing Line Advances, is greater than $0, any amendment, waiver or consent that has the effect of curing or waiving any Default shall require the consent of the Majority Revolving Lenders in addition to all other consents required hereunder;

(f) no amendment, waiver, or consent shall, unless in writing and signed by the Majority Revolving Lenders and the Majority Term Lenders, adversely affect the interests, rights or obligations of the Term Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Revolving Lenders;

(g) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(h) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Lender under this Agreement or any other Credit Document; and

(i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender under this Agreement or any other Credit Document.

Section 9.4 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.5 Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.10, 2.11, 2.13(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.7 Lender Assignments and Participations.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Notes, and its Commitments); provided, however, that (i) each such assignment shall be to an Eligible Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment with respect to the Revolving Commitments shall be in an amount at least equal to $5,000,000.00 and any such partial assignment with respect to the Term Loan shall be in an amount at least equal to $5,000,000; (iii) each assignment of a Lender’s rights and obligations with respect to Revolving Advances and its Revolving Commitment shall be of an constant, and not varying percentage of all of its rights and obligations under this Agreement as a Revolving Lender and the Revolving Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor’s interest in the Revolving Advances and Revolving Commitments; (iv) each assignment of a Lender’s rights and obligations with respect to Term Advances and its Term Commitment shall be of an constant, and not varying percentage of all of its rights and obligations under this Agreement as a Term Lender and the Term Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor’s interest in the Term Advances and Term Commitments; and (v) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Notes subject to such assignment and the assignor or assignee Lender shall pay a processing fee of $3,500.00; provided that such processing fee shall not be required for the initial assignments made by Wells Fargo as a Lender in connection with the initial syndication of its Commitments hereunder. Upon execution, delivery, and acceptance of such Assignment and Acceptance and payment of the processing fee, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 9.7, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.13(e).

(b) The Administrative Agent shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

(c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

(d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitments or its Advances) provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.10 and 2.11 and the right of set-off contained in Section 7.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Notes, or extending its Commitment).

(e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Advances and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of the following paragraph Section 9.8.

Section 9.8 Confidentiality. The Administrative Agent, the Swing Line Lender, the Issuing Lender, and each Lender (each a “Lending Party”) agree to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party for purposes of evaluating the transactions contemplated hereby, (b) to any other Person if directly incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation relating to this Agreement or any other Credit Document to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, and (i) to any actual or proposed participant or assignee, in each case, subject to provisions substantially similar to those contained in this Section 9.7. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict the Administrative Agent, the Issuing

Lender or any Lender from providing information to any bank or other regulatory or governmental authorities, including the Board and its supervisory staff; (b) require or permit the Administrative Agent, the Issuing Lender or any Lender to disclose to the Borrower that any information will be or was provided to the Board or any of its supervisory staff; or (c) require or permit the Administrative Agent, the Issuing Lender or any Lender to inform the Borrower of a current or upcoming Board examination or any nonpublic Board supervisory initiative or action.

Section 9.9 Notices, Etc. All notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to the Borrower or a Guarantor, as specified on Schedule II and if to any Lender, the Swing Line Lender, or the Issuing Lender, at its credit contact specified under its name on Schedule II. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender, Swing Line Lender, or the Issuing Lender pursuant to Article 2 shall not be effective until received and, in the case of telecopy, such receipt is confirmed by such Lender, Swing Line Lender or Issuing Lender, as applicable, verbally or in writing.

Section 9.10 Business Loans. The Borrower warrants and represents that the Obligations evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One (“Chapter One”) of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as such term is defined in Chapter One) from time to time in effect.

Section 9.11 Usury Not Intended. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of Texas, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.12 Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.13 Governing Law; Submission to Jurisdiction. This Agreement, the Notes and the other Credit Documents (unless otherwise expressly provided therein) shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Without limiting the intent of the parties set forth above, (a) Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect. Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993 version). The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Borrower at its address set forth in this Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 9.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.15 Waiver of Jury. THE BORROWER, THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, AND THE SWING LINE LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.16 USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000.00 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED as of the date first above written.

BORROWER:

FLOTEK INDUSTRIES, INC.

By	/s/ Jerry D. Dumas, Sr.
Jerry D. Dumas, Sr.
President and Chief Executive Officer

Signature page to Credit Agreement

(Flotek Industries, Inc.)

ADMINISTRATIVE AGENT:

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender
and Issuing Lender

By	/s/ Eric Hollingsworth
Eric Hollingsworth
Senior Vice President

LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as a Revolving Lender and a Term Lender

By	/s/ Eric Hollingsworth
Eric Hollingsworth
Senior Vice President

Signature page to Credit Agreement

(Flotek Industries, Inc.)

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A

1.	Assignor[s]:	____________________________________

____________________________________

2.	Assignee[s]:	____________________________________

____________________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	FLOTEK INDUSTRIES, INC.

4.	Administrative Agent:	WELLS FARGO BANK, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated March 31, 2008 among Borrower, the Lenders party thereto from time to time, and Wells Fargo Bank, N.A., as Swingline Lender, Issuing Lender, and as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitments /Advances for all Lenders	Amount of Commitment /Advances Assigned[5]	Percentage Assigned of Commitment /Advances[6]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

7.	Trade Date: [7]

Effective Date:                              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder.

[7]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S][8] [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S] [NAME OF ASSIGNEE]

By:
Name:
Title:

[8]	Add additional signature blocks as needed.

Exhibit A

[Consented to and]9 Accepted:

WELLS FARGO BANK, N.A.,

as Swingline Lender, Issuing Lender, and as Administrative Agent

By:
Name:
Title:

[Consented to:][10] FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

[9]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[10]	To be added only if the consents of the Borrower is required by the terms of the Credit Agreement.

Exhibit A

Annex 1

To Exhibit A – Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.7 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.7 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Exhibit A

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Texas.

Exhibit A

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[date]

Wells Fargo Bank, N.A.

1000 Louisiana, 9th Floor

Houston, Texas 77002

Attn: Eric Hollingsworth, Senior Vice President

Telephone: (713) 319-1354

Telecopy: (713) 739-1087

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of March, 31, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”; the defined terms of which are used in herein as defined therein unless otherwise defined herein) among Flotek Industries, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, and Wells Fargo Bank, N.A., as an administrative agent (in such capacity, the “Administrative Agent”), the swing line lender, and the issuing lender. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Credit Agreement.

The Borrower hereby certifies that:

(a) the undersigned has no knowledge of any Defaults in the observance of any of the provisions in the Credit Agreement which existed as of                          or which exist as of the date of this letter;

(b) the amounts and calculations regarding the Borrowing Base set forth in Sections A and B on the attached Schedule A and on the accompanying supporting reports and schedules attached hereto were true and correct as of                                     ;

(c) as of the date hereof the amounts and calculations set forth in Section C and D of the attached Schedule A are true and correct; and

(d) the receivables and inventory included in the Borrowing Base as calculated in Schedule A (i) conform, in all material respects, to the representations and warranties in Article IV of the Credit Agreement and the other Security Documents, to the extent such provisions applicable to Receivables or Inventory, (ii) are encumbered by an Acceptable Security Interest and subject to no other Liens (other than Permitted Liens), and (iii) are, otherwise, Eligible Receivables and Eligible Inventory, as required under the Credit Agreement.

Very truly yours, FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Exhibit B – Form of Borrowing Base Certificate

SCHEDULE A

BORROWING BASE CALCULATION

AVAILABILITY CALCULATION

As of [DATE]:

A. ELIGIBLE RECEIVABLES

(1)	Receivables of Credit Parties (Receivables being the unpaid portion of the obligation, as stated on the respective invoice or other writing, of a customer of a Credit Party in respect of goods sold or services rendered by such Credit Party.)	$	__________

minus

(2)	(without duplication) the sum of Receivables which are:

	a.	unpaid for more than 90 days from the due date of the original invoice	$	__________
	b.	arise not in the ordinary course of business	$	__________
	c.	not a legal, valid and binding payment obligation of the account debtor	$	__________
	d.	Receivables that the Borrower or such Subsidiary does not have good and indefeasible title or the Administrative Agent does not hold an Acceptable Security Interest in such Receivables or such Receivables are subject to any third party’s rights (including Permitted Liens) which would be superior to the Lien and rights of the Administrative Agent	$	__________
	e.	evidenced by a chattel paper, promissory note or other instrument (other than an invoice) that is not in the actual possession of the Borrower or the Administrative Agent	$	__________
	f.	owed by an account debtor to the extent that such account debtor could or does claim any set-offs, counterclaims, defenses, allowances or adjustments or there has been a dispute, objection or complaint by the account debtor concerning its liability for such Account Receivable	$	__________
	g.	Receivables that arose from the sale of Inventory that has been returned, rejected, lost or damaged	$	__________
	h.	owed by an account debtor that is organized or domiciled in a jurisdiction other than that of the United States or the Receivable is not denominated in Dollars	$	__________
	i.	owed by an account debtor to the extent that the Receivables of such account debtor exceeds in the aggregate an amount equal to 25% of the aggregate Eligible Receivables	$	__________
	j.	due from the United States government, any state or municipal government or any agency of any of same	$	__________
	k.	due from an account debtor that (i) has at any time more than 20% of its aggregate Receivables owed to any Credit Party more than 90 days past due, (ii) is the subject of a proceeding under the United States Bankruptcy Code or any similar proceeding, or (iii) is known by any Credit Party as being bankrupt, insolvent or otherwise unable to pay its debts as they become due	$	__________
	l.	due from any Affiliate of a Credit Party	$	__________
	m.	the result of a credit balancing relating to a Receivable more than 90 days past the invoice date	$	__________

Exhibit B – Form of Borrowing Base Certificate

n.	related to work-in-progress or finance or service charges	$	__________
o.	Receivables that did not arise from the performance by a Credit Party of services which have been fully and satisfactorily performed, and did not arise from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) by a Credit Party of goods (i) in which such Person had sole and complete ownership or (ii) which have been shipped or delivered to the account debtor	$	__________
p.	the result of a “cash on delivery” or “C.O.D.” purchase terms	$	__________
q.	the result of a bill and hold good or deferred shipment or pre-bills	$	__________
r.	otherwise deemed ineligible by the Administrative Agent in its reasonable credit judgment consistent with its past practices	$	__________
	TOTAL:	$	__________

	3. Total Eligible Receivables = (1) – (2) =	$	__________

B. ELIGIBLE INVENTORY

1.	Inventory of Credit Parties (inventory being all inventory owned or hereafter acquired by a Credit Party, wherever located which are held for sale).	$	__________

minus

2.	(without duplication) the sum of Inventories which are:

a.	not subject to an Acceptable Security Interest or which are in the possession of a Person or consignee to the extent not all necessary steps have been taken under the UCC or other law to protect such Credit Party’s rights or to perfect the security interest of such Credit Party in such Inventory	$	__________
b.	evidenced by any negotiable or non-negotiable document of title	$	__________
c.	goods in transit to third parties, or bill and hold goods or deferred shipments	$	__________
d.	subject to any third party’s rights (including Permitted Liens) which would be superior to the Lien and rights of the Administrative Agent created under the Security Documents	$	__________
e.	obsolete, damaged, defective, or not saleable in their present state for the use for which they were manufactured or purchased	$	__________
f.	of a type held for sale but which has not sold during the last preceding twelve months	$	__________
g.	used in determining such Person’s general ledger inventory reserve amount for obsolete or unsaleable Inventory	$	__________
h.	not reflected on any Credit Party’s books for more than one year	$	__________
i.	located on premises owned or operated by the customer that is to purchase such Inventory	$	__________
j.	not located on premises owned by the Credit Party and are located on premises that is owned or operated by a landlord who has not waived in writing or otherwise subordinated in writing any Lien such landlord may have in such Inventory (whether such Lien arose by contract, operation or law or otherwise)	$	__________

Exhibit B – Form of Borrowing Base Certificate

k.	work in process
l.	raw materials or supplies or materials consumed in the business of such Credit Party unless such material or supply can be sold to a customer in its then current state without any modifications or improvements thereto
m.	otherwise deemed ineligible by the Administrative Agent in its reasonable credit judgment
		TOTAL:	$__________

3.		Total Eligible Inventory = (1) – (2) =	$__________

C. BORROWING BASE
1.		A.3. x 85%	= $__________
2.		B.3. x 50%	= $__________
3.		sum of C.1 plus C.2	= $__________
4.		= C.2 divided by C.3 (represented by percentage)	=__________%

5.	Eligible Receivables =	C.1		=$___________
6.	Eligible Inventory =	C.2 (if C.4 is less than or equal to 50%)
- or -
		C.1 (if C.4 is greater than 50%)		=$___________

7.		Borrowing Base = C.5 + C.6.		= $__________

D. AVAILABILITY
1.		Aggregate outstanding amount of all Swing Line Advances		= $__________
2.		Aggregate outstanding amount of all Revolving Advances		= $__________
3.		Aggregate outstanding undrawn amount of Letters of Credit		= $__________
4.		Aggregate unpaid amount of all payment obligations under
		drawn Letters of Credit		= $__________
5.		Lesser of (a) Borrowing Base (See C.7 above) and
		(b) the aggregate Revolving Commitments		= $__________

6.		Availability = D.5. – (D.1 + D.2+ D.3 + D.4)		= $__________

Exhibit B – Form of Borrowing Base Certificate

[Please attach each of the following as a separate schedule:

(a) accounts receivable and accounts payable aging reports for each Credit Party with grand totals,

(b) an activity and dilution report showing the beginning of month balance, gross sales, cash collections, credit memos issued and ending balance for accounts receivable,

(c) a schedule of inventory balances per general ledger for each Credit Party with grand totals for all Credit Parties and separate calculations for work in process, raw materials and finished goods,

(d) a schedule of credit memo totals from sales order reports, and

(e) if requested by the Administrative Agent at least 20 days prior to the date hereof, a month end physical count sheets covering Inventory.]

Exhibit B – Form of Borrowing Base Certificate

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM             , 200     TO             , 200

This certificate dated as of                             ,                  is prepared pursuant to the Credit Agreement dated as of March 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Flotek Industries, Inc., a Delaware corporation (“Borrower”), the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”), as issuing lender and as swing line lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned, on behalf of the Borrower, certifies that:

(a) all of the representations and warranties made by any one or more of the Credit Parties in the Credit Agreement, the Security Documents and the Guaranties to which such Credit Parties are party are true and correct in all material respects as if made on this date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

(b) attached hereto in Schedule A is a detailed spreadsheet reflecting the covenant calculations, as of the date and for the periods covered by this certificate, the Borrower’s consolidated Debt, senior secured Debt, EBITDA, Interest Expense, Net Worth, Fixed Charges, and the Capital Expenditures;

[(c) that no Default or Event of Default has occurred or is continuing as of the date hereof; and]

[(c) the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

                                                                             ; and]

(d) that as of the date hereof for the periods set forth below the following statements, amounts, and calculations included herein and in Schedule A, were true and correct in all material respects:

I. Section 6.17 Minimum Net Worth. Calculated as of each fiscal quarter end commencing with fiscal quarter ending March 31, 2008:

(a)	Borrower's consolidated Net Worth =	$	____________
(b)	80% of Borrower's consolidated Net Worth as of the December 31, 2007 =	$	____________
(c)	75% of the sum of Borrower's consolidated Net Income for each fiscal quarter ending after December 31, 2007 in which such consolidated Net Income was greater than $0 =	$	____________

Exhibit C

(d)	100% of Equity Issuance Proceeds received after December 31, 2007 =	$____________
	Minimum Net Worth =	(a) ≥ [(b) + (c) + (d)]
	Compliance	Yes No

II. Section 6.18 Leverage Ratio Covenant. Calculated as of each fiscal quarter end:
(a)	All Debt of the Borrower and its Subsidiaries as of the last day of such fiscal quarter	$____________
(b)	Borrower’s consolidated EBITDA[1]	$____________
Leverage Ratio = (a) divided by (b)
	Maximum Leverage Ratio	[3.50 to1.00][3.00 to 1.00]
[2.75 to 1.00][2.50 to 1.00][2]
	Compliance	Yes No

III. Section 6.19 Fixed Charge Coverage Ratio. Calculated as of each fiscal quarter end:
(a)	Borrower’s consolidated EBITDA = See II(b) above =	$____________
(b)	Borrower's Fixed Charges =	$____________
	Fixed Charge Coverage Ratio = (a) divided by (b) =	_____________
	Minimum Fixed Charge Coverage Ratio	1.25 to 1.00
	Compliance	Yes No

IV. Section 6.20 Senior Leverage Ratio: Calculated as of each fiscal quarter end:
(a)	Senior secured Debt of the Borrower at the date of determination	$____________
(b)	consolidated EBITDA for the 12 month period ending on such date	$____________

[1]

In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for Acquisitions and Nonordinary Course Asset Sales assuming that such transactions had occurred on the first day of the determination period.

[2]

Any fiscal quarter ending prior to September 30, 2008, 3.50 to 1.00 shall apply. Any fiscal quarter ending on or after September 30, 2008 but prior to March 31, 2009, 3.00 to 1.00 shall apply. Any fiscal quarter ending on or after March 31, 2009 but prior to September 30, 2009, 2.75 to 1.00 shall apply. Any fiscal quarter ending on or after September 30, 2009, 2.50 to 1.00 shall apply.

Exhibit C

	Maximum Leverage Ratio:	2.00 to 1.00
	Compliance	Yes No

V. Section 6.21 Capital Expenditure Covenant for any fiscal year: Calculated at each fiscal year end.
(a)	Capital Expenditures expended by the Borrower or any Subsidiary for fiscal year ended immediately prior to the date hereof	$____________
(b)	Capital Expenditure limit for such fiscal year	$20,000,000.
	Capital Expenditure Covenant:	(a) ≤ (b)
	Compliance	Yes No

VI. Capital Expenditures Year-to-Date:
(a)	Capital Expenditures expended by the Borrower or any Subsidiary from January 1st of this year to the date hereof	$____________
(d)	Capital Expenditure limit for this year	$____________

VII. Excess Cash Flow: Calculated at each fiscal year end:
(a)	consolidated EBITDA for such fiscal year = See IV(b) above =	$____________
(b)	sum of the following:
	(i) taxes actually paid during such fiscal year =	$____________
	(ii) lesser of (A) Capital Expenditures paid during such fiscal year (see V(a) above) and (B) $20,000,000 =	$____________
	(iii) consolidated Interest Expense paid during such fiscal year =	$____________
	(iv) principal installment payments and optional prepayments of Term Advances made during such fiscal year =	$____________

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                     ,             .

Name:
Title:

Exhibit C

EXHIBIT D

FORM OF GUARANTY AGREEMENT

This Guaranty Agreement dated as of March 31, 2008 (“Guaranty”) is among each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”) and Wells Fargo Bank, N.A., as Administrative Agent for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), the Swap Counterparties (as defined below), and Wells Fargo Bank, N.A. and any of its affiliates providing Banking Services (as defined in the Credit Agreement) to the Borrower or any of its Subsidiaries (together with the Administrative Agent, the Issuing Lender and the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).

INTRODUCTION

A. This Guaranty is given in connection with that certain Credit Agreement dated as of March 31, 2008 (as it has been or may be amended or otherwise modified from time to time, the “Credit Agreement”) among Flotek Industries, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, (the “Lenders”) and Wells Fargo Bank, N.A., as an administrative agent (in such capacity, the “Administrative Agent”), , as the issuing lender (in such capacity, the “Issuing Lender”) and as the swing line lender (in such capacity, the “Swing Line Lender”).

B. Each Guarantor is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), (ii) the Hedging Arrangements (as defined in the Credit Agreement) entered into by the Borrower or any of its other Subsidiaries with a Lender or an Affiliate of a Lender (such counterparty being referred to as a “Swap Counterparty”), and (iii) the Banking Services (as defined in the Credit Agreement) provided by Wells Fargo Bank, N.A. or any of its Affiliates to the Borrower and its Subsidiaries.

C. Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide and to continue to provide Advances under the Credit Agreement, (ii) to induce the Issuing Lender to provide and to continue to provide Letters of Credit under the Credit Agreement, and (iii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.

NOW, THEREFORE, in consideration of the premises, the Guarantors and the Administrative Agent for the benefit of the Beneficiaries, do hereby further agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Guaranty.

(a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations (including all Obligations, Banking Service

Exhibit D

Obligations and obligations owing to Swap Counterparties), whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts owing in respect of Letter of Credit Obligations, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender under the Credit Documents and by the Borrower to the Swap Counterparty but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

(b) It is the intention of the Guarantors and each Beneficiary that the amount of the Guaranteed Obligations guaranteed by each Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and similar Legal Requirement applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by a Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Issuing Lender, the Swing Line Lender, any Lender or any Swap Counterparty with respect thereto but subject to Section 2(b) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Hedging Arrangement, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

Exhibit D

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of the Borrower or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

(f) any failure of any Lender, the Administrative Agent, the Issuing Lender, the Swing Line Lender or any other Beneficiary to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, the Issuing Lender, the Swing Line Lender, any Lender or any other Beneficiary (and each Guarantor hereby irrevocably waives any duty on the part of any Beneficiary to disclose such information);

(g) any signature of any officer of the Borrower being mechanically reproduced in facsimile or otherwise; or

(h) any other circumstance or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.

Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Lender, the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Swap Counterparty receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH.

Exhibit D

Section 5. Waivers and Acknowledgments.

(a) Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b) Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower or any Subsidiary of the Borrower contemplated by the Credit Documents and the Hedging Arrangements and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

Section 6. Subrogation and Subordination.

(a) No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty shall have been paid in full in cash and no Letter of Credit Obligations shall remain outstanding and all Commitments shall have expired or terminated. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to (a) the payment in full in cash of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, (b) the satisfaction of all Letter of Credit Obligations and the termination of all obligations of the Issuing Lender and the Lenders in respect of Letters of Credit, and (c) the termination of the Commitments, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

(b) Each Guarantor and the Borrower agrees that all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority to all obligations of such Guarantor in respect of the Guaranteed Obligations hereunder, and the Borrower and such Guarantor shall, if requested by the Administrative Agent, execute a subordination agreement reasonably satisfactory to the Administrative Agent to more fully set out the terms of such subordination. Each Guarantor and the Borrower agrees that none

Exhibit D

of the Subordinated Guarantor Obligations shall be secured by a lien or security interest on any assets of such Guarantor or any ownership interests in any Subsidiary of such Guarantor. “Subordinated Guarantor Obligations” means any and all obligations and liabilities of a Guarantor owing to the Borrower or any other Guarantor, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs.

Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.

(b) Such Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.

(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and (ii) general principles of equity whether applied by a court of law or equity), and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by all requisite corporate, limited liability company or partnership actions on the part of such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Lender or the Administrative Agent, the Issuing Lender, the Swing Line Lender and any other Beneficiary is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Beneficiary to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Beneficiary shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Beneficiaries under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Beneficiary may have.

Exhibit D

Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.9 of the Credit Agreement in writing and mailed, telecopied or delivered, if to a Guarantor, at its address for notices specified in Schedule 1 to the Security Agreement, and if to the Administrative Agent, the Issuing Lender or any Lender, at its address specified in or pursuant to the Credit Agreement. All such notices and communications shall be effective when delivered, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

Section 11. No Waiver: Remedies. No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full of all Guaranteed Obligations and all other amounts payable under the Credit Documents (other than reimbursement and indemnity obligations which survive but are not yet due and payable), the termination of all Letter of Credit Obligations, and the termination of all the Commitments, (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the Administrative Agent, each Lender, the Issuing Lender, and the Swing Line Lender and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause (c), subject to Section 9.7 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender, the Administrative Agent, the Issuing Lender or the Swing Line Lender in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Section 13. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Guaranty and the other Credit Documents, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby

Exhibit D

agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth in the Credit Agreement or set forth on the signature page of this Guaranty. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by the law or affect the right of any Beneficiary to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

Section 14. INDEMNIFICATION. EACH GUARANTOR SHALL INDEMNIFY EACH OF THE BENEFICIARIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS GUARANTY, INCLUDING ANY LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES WHICH ARISE OUT OF OR RESULT FROM (A) ANY ACTUAL OR PROPOSED USE BY THE BORROWER, ANY GUARANTOR OR ANY AFFILIATE OF THE BORROWER OR ANY GUARANTOR OF THE PROCEEDS OF THE ADVANCES, (B) ANY BREACH BY THE BORROWER OR ANY GUARANTOR OF ANY PROVISION OF THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT, (C) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, (D) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES OF THE BORROWER, ANY GUARANTOR OR THE OPERATIONS OR BUSINESS, OF THE BORROWER OR ANY GUARANTOR INCLUDING ANY MATTERS DISCLOSED WITHIN THE CREDIT AGREEMENT, OR (E) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATED TO THE BORROWER’S OR ANY GUARANTOR’S PROPERTIES AND EACH GUARANTOR SHALL REIMBURSE THE BENEFICIARIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE OUTSIDE LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH.

Exhibit D

Section 15. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 16. Additional Guarantors. Pursuant to Section 5.6 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the date of the Credit Agreement are required to enter into this Guaranty as a Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 17. USA Patriot Act. Each Beneficiary that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any other Beneficiary) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Beneficiary or the Agent, as applicable, to identify such Guarantor in accordance with the Act. Following a request by any Beneficiary, each Guarantor shall promptly furnish all documentation and other information that such Beneficiary reasonably requests in order to comply with the its ingoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 18. ORAL AGREEMENTS. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GUARANTY. THIS GUARANTY AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Exhibit D

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit D

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:

[ ]

By:

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:

By:
Name:
Title:

Exhibit D

[ ]

By:
Name:
Title:

BORROWER FOR PURPOSES OF SECTION 6.(b)

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Exhibit D

Annex 1 to the Guaranty Agreement

SUPPLEMENT NO.          dated as of                          (the “Supplement”), to the Guaranty Agreement dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), among Flotek Industries, Inc., a Delaware corporation (the “Borrower”), each subsidiary of Borrower party thereto (individually, a “Guarantor” and collectively, the “Guarantors”) and WELLS FARGO BANK, N.A., as Administrative Agent (the “Administrative Agent”) for the benefit of the Beneficiaries (as defined in the Guaranty Agreement).

A. Reference is made to the Credit Agreement dated as of March 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, as issuing lender (the “Issuing Lender”) and as swing line lender.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Advances and the Issuing Lender to issue Letters of Credit. Section 16 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Advances and the Issuing Lender to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 16 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it by all requisite corporate limited liability company or partnership action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Exhibit D

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. The New Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Supplement or the Guaranty and the other Credit Documents, and the New Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The New Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth on the signature page hereof. The New Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by the law or affect the right of any Beneficiary to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.

Exhibit D

THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit D

EXHIBIT E

FORM OF NOTICE OF BORROWING

[Date]

Wells Fargo Bank, N.A., as Administrative Agent

1740 Broadway, MAC C7300-034

Denver, CO 80209

Attn: [            ]

Telephone:     (303) 863-5378

Facsimile:      (303) 863-5533

With a copy to:

Wells Fargo Bank, N.A.

1000 Louisiana, 9th Floor, MAC T5002-090

Houston, Texas 77002

Attn: Eric Hollingsworth, Senior Vice President

Telephone:         (713) 319-1354

Facsimile:          (713) 739-1087

Ladies and Gentlemen:

The undersigned, Flotek Industries, Inc., a Delaware corporation (“Borrower”), refers to the Credit Agreement dated as of March 31, 2008 (as the same may be amended, restated, supplement or otherwise modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), as issuing lender (the “Issuing Lender”), and as swing line lender (the “Swing Line Lender”) for the Lenders, and hereby gives you irrevocable notice pursuant to Section 2.4(a) of the Credit Agreement that the undersigned hereby requests a [Revolving][Swing Line] Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is , .

(b)	The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Rate Advances].

(c)	The aggregate amount of the Proposed Borrowing is $ .

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is month(s)].

Exhibit E

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)	the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranties and each of the other Credit Documents are true and correct in all material respects, on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing except for those representations and warranties that are expressly made as of an earlier date or period which shall be true and correct as such earlier date or period; and

(ii)	no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Exhibit E

EXHIBIT F

FORM OF NOTICE OF CONTINUATION OR CONVERSION

                        ,

Wells Fargo Bank, N.A., as Administrative Agent

1740 Broadway, MAC C7300-034

Denver, CO 80209

Attn: [            ]

Telephone:     (303) 863-5378

Facsimile:      (303) 863-5533

With a copy to:

Wells Fargo Bank, N.A.

1000 Louisiana, 9th Floor, MAC T5002-090

Houston, Texas 77002

Attn: Eric Hollingsworth, Senior, Vice President

Telephone:     (713) 319-1354

Facsimile:      (713) 739-1087

Ladies and Gentlemen:

The undersigned, Flotek Industries, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement dated as of March 31, 2008 (as the same may be amended, restated, supplement or otherwise modified from time-to-time, the “Credit Agreement”, the defined terms of which are used in this Notice of Conversion or Continuation as defined therein unless otherwise defined in this Notice of Conversion or Continuation) by and among the Borrower, the lenders party thereto (“Lenders”), and Wells Fargo Bank, N.A., as administrative agent (“Administrative Agent”) for the Lenders, and hereby gives you irrevocable notice pursuant to Section 2.4(b) of the Credit Agreement that the undersigned hereby requests a [Conversion] [Continuation] of outstanding Advances, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.4(b) of the Credit Agreement:

1. The Business Day of the Proposed Borrowing is                     ,             .

2. The aggregate amount of the existing Advances to be [Converted][Continued] is $             and is comprised of [Base Rate Advances][Eurodollar Rate Advances] (“Existing Advances”).

3. The Proposed Borrowing consists of [a Conversion of the Existing Advances to [Base Rate Advances] [Eurodollar Rate Advances]] [a Continuation of the Existing Advances].

[(4) The Interest Period for the Proposed Borrowing is [         month[s]].

Exhibit F – Notice of Continuation or Conversion

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

A. the representations and warranties contained in the Credit Agreement, the Security Documents, and each of the other Credit Documents are true and correct in all material respects on and as of the requested funding date of this Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds from such Proposed Borrowing, as though made on and as of such date except for those representations and warranties which were expressly made as of an earlier date or period which shall be true and correct as of such earlier date or period; and

B. no Default has occurred and is continuing or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

FLOTEK INDUSTRIES, INC.

By:

Printed Name:

Title:

Exhibit F – Notice of Continuation or Conversion

EXHIBIT G

FORM OF PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of March 31, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by FLOTEK INDUSTRIES, INC., a Delaware corporation and each subsidiary of the Borrower signatory hereto (together with the Borrower, the “Grantors” and individually, a “Grantor”), in favor of WELLS FARGO BANK, N.A. (“Wells Fargo”), as administrative agent (together with any successor(s) and assign(s) thereto, in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined below).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 31, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time parties thereto (the “Lenders”), Wells Fargo Bank, N.A., as the Administrative Agent, as the issuing lender (in such capacity, the “Issuing Lender”), and as the swing line lender (in such capacity, the “Swing Line Lender”) have extended Commitments to the Borrower; and

WHEREAS, pursuant to the terms of the Credit Agreement, and in consideration of the loans made by the Lenders to the Borrower and the letters of credit issued by the Issuing Lender for the account of the Borrower or any Subsidiary of the Borrower (including certain of the Grantors), certain Grantors have executed and delivered certain Guaranty Agreement dated as of the date hereof (the “Guaranty”), guaranteeing the Secured Obligations (as defined in the Credit Agreement); and

WHEREAS, as a condition precedent to the execution of the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement; and

WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as each Grantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement, and in order to induce the Lenders or their Affiliates to enter into one or more Hedging Arrangements with the Borrower or any Subsidiary thereof, and in order to induce the Lenders or their Affiliates to provide Banking Services to the Borrower or any Subsidiary thereof, each Grantor is willing to execute and deliver and perform its obligations under this Security Agreement to secure its obligations under the Guaranty and the other Credit Documents;

Exhibit G – Form of Pledge and Security Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Certificated Equipment” means any Equipment the ownership of which is evidenced by a certificate of title or for which applicable Legal Requirement requires the issuance of a certificate of title.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in Section 4.3(b).

“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form, (b) software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above, (c) all firmware associated therewith, (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c), and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Administrative Agent, that provides for the Administrative Agent (for the ratable benefit of the Secured Parties) to have “control” (as defined in the UCC) over certain Collateral.

“Copyright Collateral” means all copyrights of any Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Grantor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, including without limitation those copyrights referred to in Item C of Schedule III hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by such Grantor.

Exhibit G – Form of Pledge and Security Agreement

“Credit Agreement” is defined in the first recital.

“Distributions” means all cash, cash dividends, stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, and all other distributions or payments (whether similar or dissimilar to the foregoing) on or with respect to, or on account of, any Pledged Share or Pledged Interest or other rights or interests constituting Collateral.

“Equipment” is defined in Section 2.1(a).

“Excluded Stock” means 34% of the Equity Interests in each direct Foreign Subsidiary of the Grantors

“Foreign Subsidiary” means any Subsidiary of Borrower that is a “controlled foreign corporation” as defined in Section 957 of the Code.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Governmental Approval” is defined in Section 2.1(f).

“Grantor” is defined in the preamble.

“Indemnified Parties” is defined in Section 6.4(a).

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” is defined in Section 2.1(b).

“Lenders” is defined in the first recital.

“Obligor” means the Borrower or any Guarantor.

“Patent Collateral” means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including without limitation those patents referred to in Item A of Schedule III hereto, and any patent applications in preparation for filing, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a), (c) all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

Exhibit G – Form of Pledge and Security Agreement

“Permitted Liens” means all Liens permitted by Section 6.2 of the Credit Agreement or any other Credit Document.

“Pledged Interests” means all Equity Interests or other ownership interests of any Pledged Interests Issuer described in Item A of Schedule I hereto; all registrations, certificates, articles, by-laws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, or supplemented from time to time, and together with any interests in any Pledge Interests Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Interests Issuer” means each Person identified in Item A of Schedule I hereto as the issuer of the Pledged Shares or the Pledged Interests identified opposite the name of such Person.

“Pledged Note Issuer” means each Person identified in Item B of Schedule I hereto as the issuer of the Pledged Notes identified opposite the name of such Person.

“Pledged Notes” means all promissory notes of any Pledged Note Issuer evidencing Debt incurred pursuant to Section 6.1(b) of the Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent delivered by any Grantor to the Administrative Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 7.3, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Property” means all Pledged Notes, Pledged Interests, Pledged Shares, all assignments of any amounts due or to become due with respect to the Pledged Interests or the Pledged Shares, all other instruments which are now being delivered by any Grantor to the Administrative Agent or may from time to time hereafter be delivered by any Grantor to the Administrative Agent for the purpose of pledge under this Security Agreement or any other Credit Document, and all proceeds of any of the foregoing.

“Pledged Shares” means all Equity Interests of any Pledged Interests Issuer identified under Item A of Schedule I which are delivered by any Grantor to the Administrative Agent as Pledged Property hereunder.

“Receivables” is defined in Section 2.1(c).

“Related Contracts” is defined in Section 2.1(c).

“Secured Obligations” is defined in Section 2.2.

“Secured Parties” has the meaning set forth in the Credit Agreement.

“Securities Act” is defined in Section 6.2(a).

Exhibit G – Form of Pledge and Security Agreement

“Security Agreement” is defined in the preamble.

“Termination Date” means the date that all Secured Obligations (other than contingent Obligations with respect to indemnity and reimbursement of expenses as to which no claim has been made as of the time of determination) have been paid in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized to the satisfaction of the Issuing Lender), all Hedging Arrangements with any Secured Party have been terminated or novated to a counterparty that is not Secured Party, and all Commitments shall have terminated.

“Trademark Collateral” means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, including without limitation those trademarks referred to in Item B of Schedule III hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”), (b) all trademark licenses for the grant by or to any Grantor of any right to use any trademark, (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e) all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor, (all of the foregoing being collectively called a “Trade Secret”), including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“UCC” means the Uniform Commercial Code, as in effect in the State of Texas, as the same may be amended from time to time.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Exhibit G – Form of Pledge and Security Agreement

SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Each Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the other Secured Parties, a continuing security interest in all of such Grantor’s following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, (collectively, the “Collateral”):

(a) all equipment in all of its forms (including but not limited to drilling platforms and rigs and remotely operated vehicles, trenchers, and other equipment used by any Grantor, vehicles, motor vehicles, rolling stock, vessels, aircraft), of such Grantor, wherever located, and all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefore (any and all of the foregoing being the “Equipment”);

(b) all inventory in all of its forms of such Grantor, wherever located, including (i) all oil, gas, or other hydrocarbons and all products and substances derived therefrom, all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by such Grantor, and all accessions thereto, products thereof and documents therefore (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”);

(c) all accounts, money, payment intangibles, deposit accounts (including the Collateral Accounts and all amounts on deposit therein and all cash equivalent investments carried therein and all proceeds thereof), contracts, contract rights, all rights constituting a right to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights and General Intangibles of such Grantor, whether or not earned by performance or arising out of or in connection with the sale or lease of goods or the rendering of services, including all moneys due or to become due in repayment of any loans or advances, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights and General Intangibles (any and all such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights and General Intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases, agreements and other contracts being the “Related Contracts”);

Exhibit G – Form of Pledge and Security Agreement

(d) all Intellectual Property Collateral of such Grantor;

(e) all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information in all forms, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(f) all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees (each a “Governmental Approval”), to the extent a security interest may be granted therein; provided that any Governmental Approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the Liens and terms of this Security Agreement, including the grant of security interest in this Section 2.1;

(g) all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Grantor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect such Grantor against fluctuations in commodity prices (including, without limitation, any Hedging Arrangement);

(h) to the extent not included in the foregoing, all bank accounts, investment property, fixtures and supporting obligations;

(i) all Pledged Interests, Pledged Notes, Pledged Shares and any other Pledged Property whether now or hereafter delivered to the Administrative Agent in connection with this Security Agreement and all Distributions, interest, and other payments and rights with respect to such Pledged Property;

(j) all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f), (g), (h), and (i) and proceeds deposited from time to time in any lock boxes of such Grantor, and, to the extent not otherwise included, all payments and proceeds under insurance (whether or not the Administrative Agent is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral); and

(k) all of such Grantor’s other property and rights of every kind and description and interests therein, including without limitation, all other “Accounts”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity

Exhibit G – Form of Pledge and Security Agreement

Accounts”, “Commodity Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit Rights”, “Letters of Credit”, “Money”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlements”, “Supporting Obligations” and “Uncertificated Securities” as such terms are defined in the UCC;

Notwithstanding anything to the contrary contained herein, Excluded Equity shall be excluded from the lien and security interest granted hereunder (and shall, as applicable, not be included as “Collateral”, General Intangibles”, “Investment Property”, or “Pledged Property” for the purposes hereof.

SECTION 2.2. Security for Obligations. This Security Agreement, and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder by each Grantor, secures the prompt and indefeasible payment in full and performance of all Secured Obligations (as defined in the Credit Agreement) of each Grantor and each other Obligor now or hereafter existing, whether for principal, interest, costs, fees, expenses or otherwise, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, or now or hereafter existing under this Security Agreement and each other Credit Document to which it is or may become a party (all such Secured Obligations and other obligations of each Grantor being the “Secured Obligations”).

SECTION 2.3. Continuing Security Interest; Transfer of Loans; Reinstatement. This Security Agreement shall create continuing security interests in the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Grantor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party and its respective successors, transferees and assigns, subject to the limitations as set forth in the Credit Agreement. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or any Advance held by it as provided in Section 9.7 of the Credit Agreement, and any successor or assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Credit Document (including this Security Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of Section 9.7 and Article 8 of the Credit Agreement. If at any time all or any part of any payment theretofore applied by the Administrative Agent or any Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Administrative Agent or any such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or other similar proceeding of any Grantor or any other Person), such Secured Obligations shall, for purposes of this Security Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by the Administrative Agent or such Secured Party or any termination agreement or release provided to any Grantor, and this Security Agreement shall continue to be effective or reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Administrative Agent or such Secured Party had not been made.

Exhibit G – Form of Pledge and Security Agreement

SECTION 2.4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent nor any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.5. Delivery of Pledged Property.

(a) Other than as provided in the last sentence of Section 4.5 below, all certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and Pledged Notes, shall be delivered to and held by or on behalf of (or in the case of the Pledged Notes, endorsed to the order of) the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary indorsements or instruments of transfer or assignment, duly executed in blank.

(b) To the extent any of the Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) or a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC), the applicable Grantor shall take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant “control” (as defined in 8-106 of the UCC) to the Administrative Agent (for the ratable benefit of the Secured Parties) over such Collateral.

SECTION 2.6. Distributions on Pledged Shares. In the event that any Distribution with respect to any Pledged Shares or Pledged Interests pledged hereunder is permitted to be paid (in accordance with Section 6.9 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 6.9 of the Credit Agreement, the applicable Grantor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 4.1(e).

SECTION 2.7. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of each Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Credit Document, (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Credit Document or otherwise, or (ii) to exercise any

Exhibit G – Form of Pledge and Security Agreement

right or remedy against any other guarantor of, or collateral securing, any Secured Obligations, (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations, (d) any reduction, limitation, impairment or termination of any Secured Obligations (except in the case of the occurrence of the Termination Date) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise, (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Credit Document, (f) any addition, exchange or release of any Collateral of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations, or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor or any other Obligor, any surety or any guarantor.

SECTION 2.8. Waiver of Subrogation. Until one year and one day after the Termination Date, each Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Obligor that arise from the existence, payment, performance or enforcement of such Grantor’s obligations under this Security Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against any Obligor or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and the Secured Obligations shall not have been indefeasibly paid in full in cash or all Commitments and all other commitments by any Secured Party to any Obligor have not been terminated or all Letters of Credit have not terminated or expired, then such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Administrative Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 2.8 is knowingly made in contemplation of such benefits.

SECTION 2.9. Election of Remedies. Except as otherwise provided in the Credit Agreement, if any Secured Party may, under applicable law, proceed to realize its benefits under any of this Security Agreement or the other Credit Documents giving any Secured Party a lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Security Agreement. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Obligor or any other

Exhibit G – Form of Pledge and Security Agreement

Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Grantor hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that such Grantor might otherwise have had but for such action by such Secured Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make Advances thereunder and for the Issuing Lender to issue Letters of Credit thereunder, and to induce the Secured Parties to enter into Hedging Arrangements, each Grantor represents and warrants unto each Secured Party, as at date hereof and at the date of each pledge and delivery hereunder by such Grantor to the Administrative Agent of any Collateral (including each pledge and delivery of any Pledged Shares or Pledged Notes), as set forth in this Article.

SECTION 3.1. Validity, etc. This Security Agreement and the other Credit Documents to which such Grantor is a party constitutes the legal, valid and binding obligations of such Grantor, enforceable against such Grantor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3.2. Ownership, No Liens, etc. Such Grantor is the legal and beneficial owner of, and has good and defensible title to (and has full right and authority to pledge, grant and assign) the Collateral, free and clear of all Liens, except for any Lien (a) granted pursuant to this Security Agreement in favor of the Administrative Agent, or (b) that is a Permitted Lien. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Administrative Agent on the Effective Date. This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and, except for the proper filing of the applicable filing statements with the Secretary of State of the State of Delaware, all filings and other actions necessary to perfect and protect such security interest have been duly taken and such security interest shall be a first priority security interest.

SECTION 3.3. As to Equity Interests of the Subsidiaries, Investment Property.

(a) With respect to the Pledged Shares, all such Pledged Shares are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate.

(b) With respect to the Pledged Interests, no such Pledged Interests (i) are dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Pledged Interests are securities governed by Article 8 of the UCC, or (iii) are held in a Securities Account, except, with respect to this clause (b), Pledged Interests (A)

Exhibit G – Form of Pledge and Security Agreement

for which the Administrative Agent is the registered owner or (B) with respect to which the Pledged Interests Issuer has agreed in an authenticated record with such Grantor and the Administrative Agent to comply with any instructions of the Administrative Agent without the consent of such Grantor.

(c) Such Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Effective Date to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

(d) With respect to Uncertificated Securities constituting Collateral owned by such Grantor, such Grantor has caused the Pledged Interests Issuer or other issuer thereof either (i) to register the Administrative Agent as the registered owner of such security, or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such Pledged Interests Issuer or other issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor.

(e) The percentage of the issued and outstanding Pledged Shares and Pledged Interests of each Issuer pledged by such Grantor hereunder is as set forth on Schedule I. All of the Pledged Shares and Pledged Interests constitute one hundred percent (100%) of such Grantor’s interest in the applicable Pledged Interests Issuer and the percentage of the total membership, partnership and/or other equity interests in the Pledged Interests Issuer indicated on Schedule I.

(f) Such Grantor has no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire shares, member interests or units of any Pledged Interest Issuer.

(g) In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

SECTION 3.4. Grantor’s Name, Location, etc.

(a) (i) the jurisdiction in which such Grantor is located for purposes of Sections 9.301 and 9.307 of the UCC is set forth in Item A-1 of Schedule II hereto, (ii) the place of business of such Grantor or, if such Grantor has more than one place of business, the chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, is set forth in Item A-2 of Schedule II hereto, and (iii) such Grantor’s federal taxpayer identification number is set forth in Item A-3 of Schedule II hereto.

(b) Such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item B of Schedule II hereto.

Exhibit G – Form of Pledge and Security Agreement

(c) Such Grantor is not a party to any federal, state or local government contract except contracts with Mineral Management Services or other Federal leases.

(d) Such Grantor does not maintain any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item C of Schedule II.

(e) None of the Receivables is evidenced by a promissory note or other instrument other than a promissory note or instrument that has been delivered to the Administrative Agent (with appropriate endorsements).

(f) Such Grantor is not the beneficiary of any Letters of Credit, except as set forth on Item D of Schedule II (as such schedule may be amended or supplemented from time to time) hereto and such Grantor has obtained the consent of each issuer of any Letter of Credit with a stated amount in excess of $250,000 to the assignment of the proceeds of the letter of credit to the Administrative Agent.

(g) Such Grantor does not have Commercial Tort Claims (i) in which a suit has been filed by such Grantor, and (ii) where the amount of damages reasonably expected to be claimed exceeds $250,000, except as set forth on Item E of Schedule II.

(h) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of such Grantor.

(i) Such Grantor has obtained a legal, valid and enforceable consent of each issuer of any Letter of Credit with a stated amount in excess of $250,000 to the assignment of the Proceeds of such Letter of Credit to the Administrative Agent and has not consented to, and is otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having control (within the meaning of Section 9.104 of the UCC) over, or any other interest in any of such Grantor’s rights in respect thereof.

SECTION 3.5. Possession of Inventory, Control; etc. Such Grantor (a) has exclusive possession and control, subject to Permitted Liens, of the Equipment and Inventory, and (b) is the sole entitlement holder of its Accounts and no other Person (other than the Administrative Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has “control” or “possession” of, or any other interest in, any of its Accounts or any other securities or property credited thereto except as permitted pursuant to this Security Agreement.

SECTION 3.6. Negotiable Documents, Instruments and Chattel Paper. Such Grantor has, contemporaneously herewith, delivered to the Administrative Agent possession of all originals of all Documents, Instruments, Promissory Notes, Pledged Notes and tangible Chattel Paper owned or held by such Grantor (duly endorsed, in blank, if requested by the Administrative Agent).

Exhibit G – Form of Pledge and Security Agreement

SECTION 3.7. Intellectual Property Collateral. Such Grantor represents that except for any Patent Collateral, Trademark Collateral, and Copyright Collateral specified in Item A, Item B and Item C, respectively, of Schedule III hereto, and any and Trade Secrets Collateral, such Grantor owns and has no interests in any Intellectual Property Collateral as of the date hereof, other than the Computer Hardware and Software Collateral. Such Grantor further represents and warrants that, with respect to all Intellectual Property Collateral (a) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not reasonably be expected to have a Material Adverse Effect, (b) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral, subject to Permitted Liens, and no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party in any material respects, (c) such Grantor has made all necessary filings and recordations to protect its interest in such material Intellectual Property Collateral, including recordations of any of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world, and, to the extent necessary, has used proper statutory notice in connection with its use of any material patent, Trademark and copyright in any of the Intellectual Property Collateral, (d) such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor, (e) to such Grantor’s knowledge, no third party is infringing upon any material Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees, (f) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as would not reasonably have a Material Adverse Effect, (g) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released, (h) such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with any Trademarks and has taken all commercially reasonable action necessary to insure that any licensees of any Trademarks owned by such Grantor use such adequate standards of quality, (i) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any material portion of the Intellectual Property Collateral, and (j) such Grantor owns directly or is entitled to use by license or otherwise, any patents, trademarks, tradenames, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, and necessary for the conduct of such Grantor’s business in any material respect.

SECTION 3.8. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no Governmental Approval, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either (a) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, (b) for the

Exhibit G – Form of Pledge and Security Agreement

perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the filing statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Administrative Agent of its rights and remedies hereunder, or (c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, except (i) with respect to any Pledged Shares or Pledged Interests, as may be required in connection with a disposition of such Pledged Shares or Pledged Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

SECTION 3.9. Best Interests. It is in the best interests of each Grantor (other than the Borrower) to execute this Security Agreement in as much as such Grantor will, as a result of being an Affiliate or Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Loans and other extensions of credit made from time to time to one or both of the Borrower by the Lenders and the Issuing Lender pursuant to the Credit Agreement, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit pursuant to the Credit Agreement to the Borrower.

SECTION 3.10. Certificated Equipment. The aggregate book value of all Certificated Equipment owned by all Grantors as to which the relevant certificates of title have not been endorsed and delivered to the Administrative Agent, is less than $3,000,000.

SECTION 3.11. Reaffirmation of Representations and Warranties. All of the representations and warranties made by the Borrower or any other Obligor regarding any Grantor in the Credit Agreement or in any other Credit Document are true and correct in all respects as if such representations and warranties were incorporated herein in their entirety and made by such Grantor.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, it will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Investment Property, etc.

(a) Equity Interests of Subsidiaries. No Grantor shall allow or permit any of its Subsidiaries (i) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities, unless such Person promptly takes the actions set forth in Section 4.1(b)(ii) with respect to any such Uncertificated Securities, (ii) that is a partnership or limited liability company, to (A) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (B) expressly provide in its organizational documents that its Equity Interests are securities governed by Article 8 of the UCC, or (C) place such Subsidiary’s Equity Interests in a Securities Account, unless

Exhibit G – Form of Pledge and Security Agreement

such Person promptly takes the actions set forth in Section 4.1(b)(ii) with respect to any such Equity Interests , and (iii) to issue Equity Interests in addition to or in substitution for the Pledged Property or any other Equity Interests pledged hereunder, except for additional Equity Interests issued to such Grantor; provided that (A) such Equity Interests are immediately pledged and delivered to the Administrative Agent, and (B) such Grantor delivers a supplement to Schedule I to the Administrative Agent identifying such new Equity Interests as Pledged Property, in each case pursuant to the terms of this Security Agreement. No Grantor shall permit any of its Subsidiaries to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing or that entitle any Person to purchase any of the foregoing, and except for this Security Agreement or any other Credit Document, shall not, and shall not permit any of its Subsidiaries to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Property.

(b) Investment Property (other than Certificated Securities). With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will, unless otherwise permitted under the Credit Agreement, upon the Administrative Agent’s request either (i) cause the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Administrative Agent’s instructions with respect to such Investment Property without further consent by such Grantor, or (ii) transfer such Investment Property to intermediary’s that have or will agree to execute such Control Agreements. With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property owned or held by any Grantor, such Grantor will cause the Pledged Interests Issuer or other issuer of such securities to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer, or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the Pledged Interests Issuer or other issuer agrees to comply with the Administrative Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor.

(c) Certificated Securities (Stock Powers). Each Grantor agrees that all Pledged Shares (and all other certificated shares of Equity Interests constituting Collateral) delivered by such Grantor pursuant to this Security Agreement will be accompanied by duly endorsed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. Each Grantor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent during the occurrence of any Default, promptly transfer any Pledged Shares, Pledged Interests or other shares of Equity Interests constituting Collateral into the name of any nominee designated by the Administrative Agent.

Exhibit G – Form of Pledge and Security Agreement

(d) Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis all Pledged Property, Investment Property, all Dividends and Distributions with respect thereto, all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly (but in any event no later than ten (10) Business Days) following receipt thereof, deliver to the Administrative Agent possession of all originals of Pledged Interests, Pledged Shares, Pledged Notes and any other Pledged Property, negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Effective Date and shall deliver to the Administrative Agent a supplement to Schedule I identifying any such new Pledged Interests, Pledged Shares, Pledged Notes or other Pledged Property.

(e) Voting Rights; Dividends, etc. Each Grantor agrees:

(i) that promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Distributions with respect to Investment Property, all interest principal and other cash payments on Payment Intangibles, the Pledged Property and all Proceeds of the Pledged Property or any other Collateral, in case thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral; and

(ii) if an Event of Default shall have occurred and be continuing and the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this Section 4.1(e)(iii),

(A) the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares, Investment Property or other Equity Interests constituting Collateral. EACH GRANTOR HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL SUCH DEFAULT SHALL HAVE BEEN CURED OR WAIVED) EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED SHARES, PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL; AND

Exhibit G – Form of Pledge and Security Agreement

(B) promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by any Grantor but which such Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless a Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.1 (e), each Grantor shall be entitled to receive and retain all Distributions and shall have the exclusive voting power, and is granted a proxy, with respect to any Equity Interests (including any of the Pledged Shares) constituting Collateral. Administrative Agent shall, upon the written request of any Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power with respect to any such Equity Interests (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would violate any provision of the Credit Agreement or any other Credit Document (including this Security Agreement).

SECTION 4.2. Organizational Documents; Change of Name, etc. No Grantor will change its state of incorporation, formation or organization or its name, identity, organizational identification number or corporate structure unless such Grantor shall have (a) given the Administrative Agent at least thirty (30) days’ prior notice of such change, (b) obtained the consent of the requisite Secured Parties, if such consent is so required by the Credit Documents, and (c) taken all actions necessary or as requested by the Administrative Agent to ensure that the Liens on the Collateral granted in favor of the Administrative Agent for the benefit of the Lender Parties remain perfected, first-priority Liens.

SECTION 4.3. As to Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b) Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Administrative Agent to each Grantor, all Proceeds of Collateral received by any Grantor shall be delivered in kind to the Administrative Agent for deposit in a Deposit Account of such Grantor (A) maintained with the Administrative Agent or (B) maintained at a depositary bank other than the Administrative Agent to which such Grantor, the Administrative Agent and the depositary bank have entered into a Control Agreement in form and substance acceptable to the Administrative Agent in its sole discretion providing that the depositary bank will comply with the instructions originated by the Administrative Agent directing disposition of the funds in the account without further consent by such Grantor (any such Deposit Accounts, together with any other Accounts pursuant to which any portion of the Collateral is deposited with the Administrative Agent, a “Collateral Account,” and collectively, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.

Exhibit G – Form of Pledge and Security Agreement

(c) Following the delivery of notice pursuant to clause (b)(ii), the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or in accordance with the Credit Documents.

(d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account; provided that withdrawals shall only be made during the existence of a Default.

(e) No Grantor shall adjust, settle, or compromise the amount or payment of any Receivable, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon; provided that, a Grantor may make such adjustments, settlements or compromises and release wholly or partly any account debtor or obligor thereof and allow any credit or discounts thereon so long as (i) no Event of Default has occurred and is continuing, (ii) such action is taken in the ordinary course of business and consistent with past practices, (iii) such action is, in such Grantor’s good faith business judgment, commercially reasonable, and (iv) the aggregate amount of such adjustments, settlements and compromises which are effected between redeterminations of the Borrowing Base under the Credit Agreement shall not exceed $200,000.

SECTION 4.4. As to Grantor’s Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request following the occurrence and during the continuance of a Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of a Default, whether before or after the maturity of any of the Secured Obligations, the Administrative Agent may (i) revoke any or all of the rights of any Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, and (iii)

Exhibit G – Form of Pledge and Security Agreement

enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon request of the Administrative Agent following the occurrence and during the continuance of a Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of a Default, the Administrative Agent may endorse, in the name of the applicable Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.5. As to Equipment and Inventory and Goods. Each Grantor hereby agrees that it shall (a) keep all of the Equipment and Inventory (other than Inventory sold in the ordinary course of business) and Goods located in a jurisdiction within the United States of America or its offshore waters where all representations and warranties set forth in Article III shall be true and correct, and all action required pursuant to the second sentence of Section 4.12 shall have been taken with respect to the Equipment and Inventory and Goods, and (b) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory and Goods, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside. Notwithstanding the foregoing, the Grantors may keep Equipment, Inventory and Goods located in a jurisdiction outside of the United States of America or its offshore waters so long as the aggregate book value of the Equipment, Inventory and Goods located in such foreign jurisdictions does not exceed $2,500,000 at any time. With respect to Certificated Equipment now or hereafter owned by a Grantor, such Grantor shall not be required to deliver such title to the Administrative Agent or take any other action to enable the Administrative Agent perfect its Lien in such Equipment; provided that if (i) a Default has occurred and is continuing, (ii) the value of such Certificated Equipment is used in determining the OLV of Fixed Assets under the Credit Agreement or (iii) the aggregate value of Certificated Equipment as to which the relevant certificates of title have not been endorsed and delivered to the Administrative Agent shall exceed $3,000,000, then such Grantor agrees to take such action (or cause its Subsidiaries to take such action), including endorsing certificates of title or executing applications for transfer of title, as is reasonably required by the Administrative Agent to enable it to properly perfect and protect its Lien on such Certificated Equipment and to transfer the same.

Exhibit G – Form of Pledge and Security Agreement

SECTION 4.6. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a) such Grantor will not (i) do or fail to perform any act whereby any material Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall either (x) reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor, or (y) the loss of the Intellectual Property Collateral would not be reasonably likely to have a Material Adverse Effect on the business;

(b) such Grantor shall promptly notify the Administrative Agent if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c) in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any material Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent (subject to the terms of the Credit Agreement), executes and delivers all agreements, instruments and documents as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral;

(d) such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Credit Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, each material Intellectual Property Collateral, including the filing of

Exhibit G – Form of Pledge and Security Agreement

applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b));

(e) following the obtaining of an interest in any material Intellectual Property by such Grantor, such Grantor shall deliver a supplement to Schedule II identifying such new Intellectual Property; and

(f) following the obtaining of an interest in any material Intellectual Property by such Grantor or, following the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent, such Grantor shall deliver all agreements, instruments and documents the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral and as may otherwise be required to acknowledge or register or perfect the Administrative Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Administrative Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

SECTION 4.7. As to Letter-of-Credit Rights.

(a) Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Administrative Agent, intends to (and hereby does) collaterally assign to the Administrative Agent its rights (including its contingent rights ) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Promptly following the date on which any Grantor obtains any Letter of Credit Rights after the date hereof, such Grantor shall (i) deliver a supplement to Schedule II identifying such new Letter-of-Credit Right and (ii) with respect to Letter of Credit Rights in excess of $250,000 cause the issuer of each Letter of Credit and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof in a consent agreement in form and substance reasonably satisfactory to the Administrative Agent and deliver written evidence of such consent to the Administrative Agent.

(b) During the existence of an Event of Default, each Grantor will, promptly upon request by the Administrative Agent, (i) notify (and each Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Administrative Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Administrative Agent and (ii) arrange for the Administrative Agent to become the transferee beneficiary Letter of Credit.

SECTION 4.8. As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim in excess of $250,000 individually or in the aggregate hereafter arising, it shall deliver to the Administrative Agent a supplement to Schedule II in form and substance reasonably satisfactory to the Administrative Agent, identifying such new Commercial Tort Claims.

Exhibit G – Form of Pledge and Security Agreement

SECTION 4.9. Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $250,000, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may request to vest in the Administrative Agent control (for the ratable benefit of Secured Parties) under Section 9.105 of the U.C.C. of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with each Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9.105 of the U.C.C. or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

SECTION 4.10. Transfers and Other Liens. No Grantor shall: (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or as specifically permitted by the Credit Agreement, or (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Debt of any Person or entity, except for the security interest created by this Security Agreement and except for Liens and other charges or encumbrances specifically permitted by the Credit Agreement.

SECTION 4.11. Taxes. Each Grantor agrees to comply in all material respects with all Applicable Law, including the appropriate payment (before the same become delinquent), by, or on behalf of, such Grantor of all Taxes imposed upon such Grantor or any of its direct or indirect Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Grantor or such Subsidiaries, as applicable.

SECTION 4.12. Further Assurances, etc. Each Grantor shall warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Each Grantor agrees that, upon the acquisition after the date hereof by such Grantor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Collateral or any part thereof as required by the Credit Documents. Without limiting the generality of the foregoing, each Grantor will:

(a) from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, Promissory Note, Pledged Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;

Exhibit G – Form of Pledge and Security Agreement

(b) file (and hereby authorize the Administrative Agent to file after delivery of a copy thereof to such Grantor) such filing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby. The authorization contained in this Section 4.12 shall be irrevocable and continuing until the Termination Date;

(c) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Administrative Agent, all Investment Property constituting Collateral (except for Permitted Liens), all Distributions with respect thereto (which shall only be delivered to the Administrative Agent during the continuance of a Default), and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;

(d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4;

(e) not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper;

Exhibit G – Form of Pledge and Security Agreement

(f) furnish to the Administrative Agent, from time to time at the Administrative Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail; and

(g) do all things reasonably requested by the Administrative Agent in accordance with this Security Agreement in order to enable the Administrative Agent to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE ADMINISTRATIVE AGENT

SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above, (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral, and (d) to perform the affirmative obligations of such Grantor hereunder. EACH GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL THE TERMINATION DATE.

SECTION 5.2. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.4 hereof and Section 9.1 of the Credit Agreement and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

Exhibit G – Form of Pledge and Security Agreement

SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property and any other Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral (a) if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own personal property, or (b) if the Administrative Agent takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default; provided, further, that failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process, (ii) require any Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, (iii) subject to applicable law or agreements with landlords, enter onto the property where any Collateral is located and take possession thereof without demand and without legal process, (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time of any private sale is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is (x)

Exhibit G – Form of Pledge and Security Agreement

perishable or threatens to decline speedily in value, or (y) is of a type customarily sold on a recognized market (including but not limited to, Investment Property), no notice of sale or disposition need be given. For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or email, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Each Grantor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Goods, Computer Hardware and Software Collateral, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition: (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

(c) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against, all or any part of the Obligations as set forth in Section 7.6 of the Credit Agreement. The Administrative Agent shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (i) the failure to do so would be commercially unreasonable, and (ii) the affected party has provided the Administrative Agent with a written demand to apply or pay over such noncash proceeds on such basis.

(d) The Administrative Agent may do any or all of the following: (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder, (iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account, (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (v) endorse any checks, drafts, or other writings in the applicable Grantor’s name to allow collection of the Collateral, (vi) take control of any Proceeds of the Collateral, or (vii) execute (in the name, place and stead of the applicable Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

Exhibit G – Form of Pledge and Security Agreement

SECTION 6.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral that are Equity Interests pursuant to Section 6.1, each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense:

(a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its reasonable efforts to cause) each Pledged Interests Issuer or other issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b) use its reasonable efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary Governmental Approvals for the sale of the Collateral, as requested by the Administrative Agent;

(c) cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its reasonable efforts to cause) each such Pledged Interests Issuer or other issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as reasonably determined by the Administrative Agent in good faith) of such Collateral on the date the Administrative Agent shall demand compliance with this Section 6.2.

SECTION 6.3. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for

Exhibit G – Form of Pledge and Security Agreement

investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4. Indemnity and Expenses.

(a) WITHOUT LIMITING THE GENERALITY OF THE PROVISIONS OF SECTION 9.2 OF THE CREDIT AGREEMENT, EACH GRANTOR HEREBY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, EACH SECURED PARTY AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES ARISING OUT OF OR RESULTING FROM THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS SECURITY AGREEMENT), EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING FROM ANY INDEMNIFIED PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL ACTS; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing which is permissible under applicable law.

(b) Other than as set forth in clause (c) below, each Grantor will upon demand pay to the Administrative Agent and any local counsel the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent and any local counsel may incur in connection herewith, including without limitation in connection with the administration of this Security Agreement and the custody, preservation, use or operation of, any of the Collateral.

(c) Each Grantor will upon demand pay to the Administrative Agent and any local counsel the amount of any and all expenses, including the fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent and any local counsel may incur in connection (i) the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent and any local counsel or any of the Secured Parties hereunder, or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 6.5. Warranties. The Administrative Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Administrative Agent may disclaim any warranties of title or the like. Each Grantor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

Exhibit G – Form of Pledge and Security Agreement

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Credit Document. This Security Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article 9 thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Grantor and its successors, transferees and assigns and, subject to the limitations set forth in the Credit Agreement, shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor shall (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without.

SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Majority Lenders, as the case may be, pursuant to Section 9.3 of the Credit Agreement) and such Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4. Notices. Except as otherwise provided in this Security Agreement, all notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement, on the signature pages of this Security Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Except as otherwise provided in this Security Agreement, any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.5. Release of Liens. Upon (a) the Disposition of Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Administrative Agent will deliver to the applicable Grantor, at such Grantor’s sole expense, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Exhibit G – Form of Pledge and Security Agreement

SECTION 7.6. No Waiver; Remedies. In addition to, and not in limitation of Section 2.7, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.7. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.9. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.10. Consent as Holder of Equity. Each Grantor hereby consents to (a) the execution by each other Grantor of this Security Agreement and grant by each other Grantor of a security interest, encumbrance, pledge and hypothecation in all Pledged Interests and other Collateral of such other Grantor to the Administrative Agent pursuant hereto, and (b) without limiting the generality of the foregoing, each Grantor consents to the transfer of any Pledged Interest to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Secured Party or its nominee as a partner under the limited partnership agreement or as a member under the limited liability company agreement, in any case, as heretofore and hereafter amended.

SECTION 7.11. Additional Grantors. Additional Subsidiaries of either Borrower may from time to time enter into this Security Agreement as a Grantor. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 7.12. Conflicts with Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Security Agreement so that the terms and provisions of this Security Agreement do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this

Exhibit G – Form of Pledge and Security Agreement

Security Agreement conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Security Agreement of terms and provisions, supplemental rights or remedies in favor of the Administrative Agent not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

SECTION 7.13. Waiver of Jury Trial. EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY OTHER SECURED PARTY OR ANY OBLIGOR IN CONNECTION THEREWITH. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND ISSUER ENTERING INTO THE CREDIT DOCUMENTS.

SECTION 7.14. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

Exhibit G – Form of Pledge and Security Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

GRANTORS FLOTEK INDUSTRIES, INC

By:
Name:
Title:
[LIST SUBSIDIARIES]

By:
Name:
Title:

Exhibit G – Form of Pledge and Security Agreement

ADMINISTRATIVE AGENT: WELLS FARGO BANK, N.A.

By:
Name:
Title:

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE I

to Pledge and Security

Agreement

ITEM A – PLEDGED INTERESTS

Common Stock

Pledged Interests Issuer (corporate)	Cert. #	# of Shares	Authorized Shares	% of Shares Pledged
Padko International Incorporated	2	50,000	500,000	100%
Sooner Energy Services, Inc.	14	1,000	2,000	100%
USA Petrovalve, Inc.	2	1,000	100,000	100%
SES Holdings, Inc.	5	18,000	2,000,000	100%
	6	82,000
Turbeco, Inc.	4	500	100,000	100%
Petrovalve, Inc.	2	1,000	1,000	100%
Material Translogistics, Inc.	1	1,000	100,000	100%
Flotek Paymaster, Inc.	1	1,000	100,000	100%
CESI Chemical, Inc.	1	500	5,000,000	100%
Teledrift Company	2	1,000	10,000	100%

Limited Liability Company Interests

Pledged Interests Issuer (limited liability company)	% of Limited Liability Company Interests Pledged	Type of Limited Liability Company Interests Pledged
CAVO Drilling Motors, Ltd. Co.	100%	Membership Interests

Partnership Interests

Pledged Interests Issuer (partnership)	% of Partnership Interests Owned	% of Partnership Interests Pledged
NONE.

Exhibit G – Form of Pledge and Security Agreement

ITEM B – PLEDGED NOTES

1. Pledged Note Issuer Description:

NONE.

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE II

to Pledge and Security

Agreement

Item A-1.	Location of Grantor for purposes of UCC.

Flotek Industries, Inc.: Delaware

Padko International Incorporated: Oklahoma

CAVO Drilling Motors, Ltd. Co.: Texas

Sooner Energy Services, Inc.: Oklahoma

USA Petrovalve, Inc.: Texas

SES Holdings, Inc.: Oklahoma

Turbeco, Inc.: Texas Petrovalve, Inc.: Delaware

Material Translogistics, Inc.: Texas

Flotek Paymaster, Inc.: Texas

CESI Chemical, Inc.: Oklahoma

Teledrift Company: Delaware

Item A-2.	Grantor’s place of business or principal office.

Flotek Industries, Inc.,

CAVO Drilling Motors, Ltd. Co.,

USA Petrovalve, Inc.,

Turbeco, Inc.,

Petrovalve, Inc.,

Material Translogistics, Inc.,

Flotek Paymaster, Inc., and

Teledrift Company:

2930 W. Sam Houston Pkwy N.

Houston, Texas 77043

Padko International Incorporated,

Sooner Energy Services, Inc.,

CESI Chemical, Inc., and

SES Holdings, Inc.:

1004 Plainsman Road

Marlow, Oklahoma 73055

Exhibit G – Form of Pledge and Security Agreement

Item A-3.	Taxpayer ID number.

Flotek Industries, Inc.: 90-0023731

Padko International Incorporated: 73-1443489

CAVO Drilling Motors, Ltd. Co.: 82-4815146

Sooner Energy Services, Inc.: 73-1501526

USA Petrovalve, Inc.: 76-0448098

SES Holdings, Inc.: 98-0372943

Turbeco, Inc.: 76-0228889

Petrovalve, Inc.: 76-0513130

Material Translogistics, Inc.: 73-1605226

Flotek Paymaster, Inc.: 30-0094158

CESI Chemical, Inc.: 73-1591850

Teledrift Company: 26-1869123

Item B.	Merger or other corporate reorganization.

Description of Merger:

CESI Chemical, Inc.: Esses Inc., Equipment Specialties Inc.,

Plainsman Technology, Inc., IBS 2000, Inc. and Flotek

Acquisition Sub, Inc. were each merged into CESI Chemical, Inc.

Material Translogistics, Inc.: CESI Acquistion, Inc. was merged into Material Translogistics, Inc.

Teledrift Company: Trinity Tool, Inc. and Spidle Sales & Service, Inc. were each merged into Teledrift Company.

Exhibit G – Form of Pledge and Security Agreement

Item C.	Deposit Accounts and Securities Accounts.

Deposit Accounts:

Account Description	Account Number
Wells Fargo - Flotek Industries Inc. - WellsOne Account (Master)	412-1097273
Wells Fargo - Flotek Industries Inc. - WellsOne Account (Disbursement Acct)	412-1097299
Wells Fargo - Flotek Industries Inc. - WellsOne Account (Payroll)	412-1097281
Wells Fargo - Flotek Industries Inc. - WellsOne Account (Flexible Spending Acct)	412-1097265
Wells Fargo - Cavo Drilling Motors, Ltd. Co. - Operating Account	311-2126960
Wells Fargo - Cavo Drilling Motors, Ltd. Co. - Payroll Account	207-9286981
Wells Fargo - Cavo Drilling Motors, Ltd. Co. - Wire Account	160-8537088
ING Bank Alphen A/D RIJN - CESI Chemical Inc.	68.01.14.769
BankFirst - PADKO International Incorporated	143065451
BankFirst - PADKO International Incorporated	500002100
BankFirst - Sooner Energy Services Inc	4005056415
BankFirst - Sooner Energy Services, Inc CD	4007006921

Securities Accounts:

NONE.

Item D.	Letter of Credit Rights.

NONE.

Item E.	Commercial Tort Claims.

NONE.

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE III – A

to Pledge and Security

Agreement

INTELLECTUAL PROPERTY COLLATERAL

Item A. Patent Collateral.

Issued Patents

Country	Serial No.	Filing Date	Inventor(s)	Title
USA	6,533,034	3/18/2003	Troy Barger	Centralized Stop Collar for Floating Centralizer

USA	5,829,952	11/3/1998	Darrel W. Shadden	Check Valve with Reversible Valve Ball and Seat

Canada	2,017,405	2/21/1995		Ball and Seat-Type Valve for Downhole Rod Pump

Venezuela	52500	10/7/1994		Ball and Seat-Type Valve for Downhole Rod Pump

USA	6,761,215	7/13/2004	James Eric Morrison and Guy Morrison, III	Downhole Separator Method

China (Peoples Republic)	ZL03824239.7	7/18/2007		Downhole Separator and Method

Eurasian Patent Organization	007040	8/18/2006		Downhole Separator and Method

USA	7,122,509	10/17/2006	John Todd Sanner, Glenn S. Penny and Roger Padgham	High Temperature Foamer Formulations for Downhole Injection

Exhibit G – Form of Pledge and Security Agreement

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title
Patent Cooperation Treaty	PCTUS9602445	2/23/1996		Improved Valve Plunger for a Ball and Seat-Type Check Valve

Australia	2003278716	8/20/2003		Downhole Separator and Method

Canada	2,497,929	8/20/2003		Downhole Separator and Method

USA	377,322	2/28/2003	John T. Pursley, David L. Holcomb and Glenn S. Penny	Composition and Process for Well Cleaning

USA	122,681	5/5/2005	John T. Pursley, David L. Holcomb and Glenn S. Penny	Composition and Process for Well Cleaning

Canada	2,478,433	2/28/2003	John T. Pursley, David L. Holcomb and Glenn S. Penny	Composition and Process for Well Cleaning

Patent Cooperation Treaty/ European Patent Office	03716227.8	2/28/2003	John T. Pursley, David L. Holcomb and Glenn S. Penny	Composition and Process for Well Cleaning

Patent Cooperation Treaty/Norwegian National	2004 4148	2/28/2003	John T. Pursley, David L. Holcomb and Glenn S. Penny	Composition and Process for Well Cleaning

Exhibit G – Form of Pledge and Security Agreement

Country	Serial No.	Filing Date	Inventor(s)	Title
USA	339,248	1/25/2006	Michael M. Brezinski	Method of Treating a Subterranean Formation in the Presence of Ferric Ions and/or Sulfide Ions

USA	518,648	9/11/2006	Manoj Gopalan and Stephen B. Poe	Measurement While Drilling Apparatus and Method of Using the Same

Patent Cooperation Treaty	Publication No. WO/2007/033126	9/12/2006		Measurement While Drilling Apparatus and Method of Using the Same

Patent Applications in Preparation

NONE.

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE III – B

to Pledge and Security

Agreement

Item B. Trademark Collateral

NONE.

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE III – C

to Pledge and Security

Agreement

Item C. Copyright Collateral.

NONE.

Exhibit G – Form of Pledge and Security Agreement

Annex 1 to Pledge and Security

Agreement

SUPPLEMENT NO.              dated as of                     , 20         (the “Supplement”), to the Pledge and Security Agreement dated as of March 31, 2008 (as amended, supplemented, restated, or otherwise modified from time to time, the “Security Agreement”), among FLOTEK INDUSTRIES, INC., a Delaware corporation and each subsidiary of the Borrower signatory thereto (together with the Borrower, the “Grantors” and individually, a “Grantor”), in favor of WELLS FARGO BANK, N.A. (“Wells Fargo”), as administrative agent (together with any successor(s) and assign(s) thereto, in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined below).

A. Reference is made to that certain Credit Agreement, dated as of March 31, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time parties thereto (the “Lenders”), Wells Fargo Bank, N.A., as the Administrative Agent, as the issuing lender (in such capacity, the “Issuing Lender”), and as the swing line lender (in such capacity, the “Swing Line Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C. Section 7.11 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement.

Accordingly, the Administrative Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.11 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns as provided in the Security Agreement, a continuing security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

Exhibit G – Form of Pledge and Security Agreement

SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby agrees that the schedules attached to the Security Agreement are hereby supplemented by the corresponding schedules attached to this Supplement. The New Grantor hereby represents and warrants that the information provided in the schedules attached hereto are true and correct as of the date hereof.

SECTION 5. The New Grantor hereby expressly acknowledges and agrees to the terms of Section 6.4. (Indemnity and Expenses) of the Security Agreement and expressly acknowledges the irrevocable proxy provided in Section 4.1(e) of the Security Agreement. In furtherance thereof, NEW GRANTOR HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL THE TERMINATION DATE) EXERCISABLE UNDER THE CIRCUMSTANCES PROVIDED IN SECTION 4.1 OF THE SECURITY AGREEMENT, TO VOTE THE PLEDGED SHARES, PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL.

SECTION 6. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 7. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Exhibit G – Form of Pledge and Security Agreement

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.

SECTION 10. The New Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

SECTION 11. NEW GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY LENDER OR ANY GRANTOR IN CONNECTION THEREWITH. NEW GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND ISSUER ENTERING INTO THE CREDIT DOCUMENTS.

THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Exhibit G – Form of Pledge and Security Agreement

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:

Name:

Title:

Address:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:

Name:

Title:

Exhibit G – Form of Pledge and Security Agreement

SCHEDULES TO SUPPLEMENT NO. 1

[AS APPROPRIATE]

Exhibit G – Form of Pledge and Security Agreement

EXHIBIT H-1

FORM OF REVOLVING NOTE

$ ,	,

For value received, the undersigned FLOTEK INDUSTRIES, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of                                  (“Payee”) the principal amount of                                      No/100 Dollars ($                        ) or, if less, the aggregate outstanding principal amount of the Revolving Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Revolving Advances from the date of such Revolving Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Revolving Note in accordance with the terms of the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of March 31, 2008 (as the same may be amended, restated, supplement or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), Swing Line Lender and as Issuing Lender for the Lenders. Capitalized terms used in this Revolving Note that are defined in the Credit Agreement and not otherwise defined in this Revolving Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Revolving Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Advance being evidenced by this Revolving Note, and (b) contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Revolving Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Revolving Note.

This Revolving Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranties.

This Revolving Note is made expressly subject to the terms of Section 9.11 and Section 9.12 of the Credit Agreement.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Revolving Note shall operate as a waiver of such rights.

Exhibit H-1

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

THIS REVOLVING NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Exhibit H-1

EXHIBIT H-2

FORM OF TERM NOTE

$	,

For value received, the undersigned FLOTEK INDUSTRIES, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of                                  (“Payee”) the principal amount of                                  No/100 Dollars ($                        ) or, if less, the aggregate outstanding principal amount of the Term Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Term Advances from the date of such Term Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Term Note in accordance with the terms of the Credit Agreement.

This Term Note is one of the Term Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of March 31, 2008 (as the same may be amended, restated, supplement or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), Swing Line Lender and as Issuing Lender for the Lenders. Capitalized terms used in this Term Note that are defined in the Credit Agreement and not otherwise defined in this Term Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Term Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Term Advance being evidenced by this Term Note, and (b) contains provisions for acceleration of the maturity of this Term Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Term Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Term Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Term Note.

This Term Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranties.

This Term Note is made expressly subject to the terms of Section 9.11 and Section 9.12 of the Credit Agreement.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Term Note shall operate as a waiver of such rights.

Exhibit H-2

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

THIS TERM NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Exhibit H-2

EXHIBIT H-3

FORM OF SWING LINE NOTE

$	,

For value received, the undersigned FLOTEK INDUSTRIES, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of                          (“Payee”) the principal amount of                              No/100 Dollars ($                        ) or, if less, the aggregate outstanding principal amount of the Swing Line Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Swing Line Advances from the date of such Swing Line Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Swing Line Note in accordance with the terms of the Credit Agreement.

This Swing Line Note is one of the Swing Line Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of March 31, 2008 (as the same may be amended, restated, supplement or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), Swing Line Lender and as Issuing Lender for the Lenders. Capitalized terms used in this Swing Line Note that are defined in the Credit Agreement and not otherwise defined in this Swing Line Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Swing Line Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Advance being evidenced by this Swing Line Note, and (b) contains provisions for acceleration of the maturity of this Swing Line Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Swing Line Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Swing Line Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Swing Line Note.

This Swing Line Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranties.

This Swing Line Note is made expressly subject to the terms of Section 9.11 and Section 9.12 of the Credit Agreement.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Swing Line Note shall operate as a waiver of such rights.

Exhibit H-3

THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

THIS SWING LINE NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Exhibit H-3

SCHEDULE I

Pricing Schedule

The Applicable Margin with respect to Commitment Fee, Revolving Advances, Term Advances and Swing Line Advances shall be determined in accordance with the following Table based on the Borrower’s Leverage Ratio as reflected in the Compliance Certificate delivered in connection with the Financial Statements most recently delivered pursuant to Section 5.2. Adjustments, if any, to such Applicable Margin shall be effective on the date the Administrative Agent receives the applicable Financial Statements and corresponding Compliance Certificate as required by the terms of this Agreement. If the Borrower fails to deliver the Financial Statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.2, then effective as of the date such Financial Statements and Compliance Certificate were required to the delivered pursuant to Section 5.2, the Applicable Margin with respect to Commitment Fee, Revolving Advances, Term Advances and Swing Line Advances shall be determined at Level VI and shall remain at such level until the date such Financial Statements and corresponding Compliance Certificate are so delivered by the Borrower. Notwithstanding the foregoing, the Borrower shall be deemed to be at Level VI described below until delivery of its unaudited Financial Statements and corresponding Compliance Certificate for the fiscal year ending June 30, 2008. Notwithstanding anything to the contrary contained herein, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.8(d).

Applicable Margin	Leverage Ratio	Eurodollar Advances	Base Rate Advances	Commitment Fee
Level I	Is less than 1.00	1.75%	.75%	0.25%
Level II	Is equal to or greater than 1.00 but less than 1.50	2.00%	1.00%	0.30%
Level III	Is equal to or greater than 1.50 but less than 2.00	2.25%	1.25%	0.35%
Level IV	Is equal to or greater than 2.00 but less than 2.50	2.75%	1.75%	0.40%
Level V	Is equal to or greater than 2.50 but less than 3.00	3.25%	2.25%	0.45%
Level VI	Is equal to or greater than 3.00	3.75%	2.75%	0.50%

Schedule I

SCHEDULE II

Commitments, Applicable Lending Offices, Contact Information

ADMINISTRATIVE AGENT

Wells Fargo Bank, National Association	Address:	1740 Broadway, MAC C7300-034 Denver, CO 80209
	Attn:	Agency Syndication
	Telephone:	(303) 863-5378
	Facsimile:	(303) 863-5533

with a copy to:
	Address:	1000 Louisiana, 9th Floor
MAC T5002-090
Houston, Texas 77002
	Attn:	Eric Hollingsworth, Senior Vice
President
	Telephone:	(713) 319-1354
	Facsimile:	(713) 739-1087

CREDIT PARTIES

Borrower/Guarantors	Address for Notices:
2930 W. Sam Houston Parkway North, Suite 300
Houston, Texas 77043
	Attn:	Lisa Meier
	Telephone:	(713) 726-5351
	Facsimile:	(713) 726-5363

LENDERS

Wells Fargo Bank, National	Domestic Lending
Association	Office:	1740 Broadway, MAC C7300-034
Denver, CO 80209

Revolving Commitment:	Eurodollar Lending
$25,000,000	Office:	Same as Domestic Lending Office

Term Commitment:	Address for Notices:
$40,000,000		1740 Broadway, MAC C7300-034
Denver, CO 80209
	Attn:	Agency Syndication
	Telephone:	(303) 863-5485
	Facsimile:	(303) 863-5533

with a copy to:
	Address:	1000 Louisiana, 9th Floor
MAC T5002-090
Houston, Texas 77002
	Attn:	Eric Hollingsworth, Senior Vice
President
	Telephone:	(713) 319-1354
	Facsimile:	(713) 739-1087

Schedule II

Schedule 3.1

Owned and Leased Real Properties

Owned Real Properties

1.	Three tracts of land known as 1004 South Plainsman Road, Marlow, Oklahoma (Stephens County)

2.	Tract of land comprising approximately 5.18 acres, known as 1402 Fort McKavitt Street, Mason, Texas (Mason County)

3.	Two tracts of land each comprising approximately 2.5 acres, known as 1377 and 1357 East 1500 South, Naples, Utah (Uintah County)

4.	Tract of land comprising approximately 5.5 acres, known as 105 Pasture Drive, Evanston, Wyoming (Uinta County)

5.	Tract of land comprising approximately 5.889 acres, known as 101 and 103 Pasture Drive, Evanston, Wyoming (Uinta County)

6.	Two tracts of land comprising 3.69 and 3.0 acres, respectively, in Midland, Texas (Midland County)

7.	Tract of land comprising approximately 5.0 acres located on the west line of Highway 80 S, north of US 277, south of Chicasha, OK (Grady County)

8.	Tract of land in Wilson Acreage Tracts near Corpus Christi, Texas (Nueces County)

9.	Lot 16 Hammun Rd Industrial Park, 1540 Business Circle, Gillette, Wyoming (Campbell County)

10.	Lots 5 and 6 in Block 2 of Northridge Industrial Park Section 4, Norman, Oklahoma (Cleveland County)

11.	Tract of land in Section 60, Block A-8, Wheeler County, Texas

12.	Tract of land comprising approximately 0.8 acres, known as 812 Southeast 83rd Street, Oklahoma City, Oklahoma (Oklahoma County)

13.	Tract of land comprising approximately 5 acres, known as 9525 South Pole Road, Oklahoma City, Oklahoma (Cleveland County)

Schedule 3.1

14.	Tract of land comprising approximately 1.303 acres in Carthage, Texas (Panola County)

Leased Real Properties

1.	2930 W. Sam Houston Pkwy N., Houston, Texas

2.	7030 Empire Central Drive, Houston, Texas

3.	6706 Calle Lozano, Houston, Texas

4.	103 Lafferty Drive, Broussard, Louisiana

5.	116 McGinnis Street, Spiro, Oklahoma

6.	I-40 North Service Road E, Canute, Oklahoma

7.	1000 Hwy 182, Raceland, Louisiana

8.	670 W. Gunnison Ave., Grand Junction, Colorado

9.	7605 West Industrial, Midland, Texas

10.	109 16th Street, Sheridan, Wyoming

11.	720 Cantwell Ln., Corpus Christi, Texas

12.	4306 CR 129, Odessa, Texas

13.	1553 Verot School Rd., Lafayette, Louisiana

14.	8222 Southwest 8th Street, Oklahoma City, Oklahoma

15.	3815-D East Texas Street, Bossier City, Louisiana

16.	116 Cleveland Road, Granbury, Texas

17.	1502 Highway 2 South, Wilberton, Oklahoma

18.	209 M&M Ranch Rd., Granbury, Texas

Schedule 3.1

19.	11125 West County Road #117, Midland, Texas

20.	1515 Avenue S, Suite 207, Grand Prairie, Texas

Schedule 3.1

Schedule 4.1

Organizational Information

Credit Party	Organization Type	Jurisdiction of Incorporation

1. Flotek Industries, Inc.	Corporation	Delaware

2. Padko International Incorporated	Corporation	Oklahoma

3. CAVO Drilling Motors, Ltd. Co.	Limited Liability Company	Texas

4. Sooner Energy Services, Inc.	Corporation	Oklahoma

5. USA Petrovalve, Inc.	Corporation	Texas

6. SES Holdings, Inc.	Corporation	Oklahoma

7. Turbeco, Inc.	Corporation	Texas

8. Petrovalve, Inc.	Corporation	Delaware

9. Material Translogistics, Inc.	Corporation	Texas

10. Flotek Paymaster, Inc.	Corporation	Texas

11. CESI Chemical, Inc.	Corporation	Oklahoma

12. Teledrift Company	Corporation	Delaware

Schedule 4.1

Schedule 4.11

Subsidiaries

1.	Padko International Incorporated

2.	CAVO Drilling Motors, Ltd. Co.

3.	Sooner Energy Services, Inc.

4.	USA Petrovalve, Inc.

5.	SES Holdings, Inc.

6.	Turbeco, Inc.

7.	Petrovalve, Inc.

8.	Material Translogistics, Inc.

9.	Flotek Paymaster, Inc.

10.	CESI Chemical, Inc.

11.	Petrovalve International, Inc.

12.	Teledrift Company

Schedule 4.11

Schedule 4.5

Owned Real Properties

1.	Three tracts of land known as 1004 South Plainsman Road, Marlow, Oklahoma (Stephens County)

2.	Tract of land comprising approximately 5.18 acres, known as 1402 Fort McKavitt Street, Mason, Texas (Mason County)

3.	Two tracts of land each comprising approximately 2.5 acres, known as 1377 and 1357 East 1500 South, Naples, Utah (Uintah County)

4.	Tract of land comprising approximately 5.5 acres, known as 105 Pasture Drive, Evanston, Wyoming (Uinta County)

5.	Tract of land comprising approximately 5.889 acres, known as 101 and 103 Pasture Drive, Evanston, Wyoming (Uinta County)

6.	Two tracts of land comprising 3.69 and 3.0 acres, respectively, in Midland, Texas (Midland County)

7.	Tract of land comprising approximately 5.0 acres located on the west line of Highway 80 S, north of US 277, south of Chicasha, OK (Grady County)

8.	Tract of land in Wilson Acreage Tracts near Corpus Christi, Texas (Nueces County)

9.	Lot 16 Hammun Rd Industrial Park, 1540 Business Circle, Gillette, Wyoming (Campbell County)

10.	Lots 5 and 6 in Block 2 of Northridge Industrial Park Section 4, Norman, Oklahoma (Cleveland County)

11.	Tract of land in Section 60, Block A-8, Wheeler County, Texas

12.	Tract of land comprising approximately 0.8 acres, known as 812 Southeast 83rd Street, Oklahoma City, Oklahoma (Oklahoma County)

13.	Tract of land comprising approximately 5 acres, known as 9525 South Pole Road, Oklahoma City, Oklahoma (Cleveland County)

14.	Tract of land comprising approximately 1.303 acres in Carthage, Texas (Panola County)

Schedule 4.5

Schedule 4.10

Environmental

NONE

Schedule 4.10

Schedule 6.1

Existing Debt

Seller Notes

	Creditor	Balance
1. Flotek Industries, Inc.	Spidle Bonus Pool	$135,000.00

2. Flotek Industries, Inc.	Agee Spidle	$21,872.43

3. Flotek Industries, Inc.	Rick Fladeland	$2,432.98

4. Flotek Industries, Inc.	Preston Phenes	$1,030,260.68

Auto Loans or Capital Leases

	Creditor/Lessor/Vehicle	Balance
1. Turbeco, Inc.	FMC - #38946403,
	2004 Crown Victoria	$2,548.58

2. Turbeco, Inc.	FMC - #38801151,
	2005 F350	$3,628.15

3. Turbeco, Inc.	Enterprise -
	VIN#3D7MX48C56G218108 – FTG492	$15,377.97

4. Turbeco, Inc.	Enterprise -
	VIN#1GCHK29UX6E149333 – FTH009	$11,908.05

5. Turbeco, Inc.	Enterprise -
	VIN#1FMPU16576LA61974 – FTH261	$15,218.22

6. Turbeco, Inc.	Enterprise -
	VIN#1D7KS28C96J182853 – FTH013	$17,856.70

7. Turbeco, Inc.	Enterprise -
	VIN#3D7MX48C56G256289 – FTG902	$17,318.31

8. Turbeco, Inc.	Enterprise -
	VIN#1D7KS28C76J162455 – FTH329	$18,535.87

9. Turbeco, Inc.	Enterprise -
	VIN#1FTRX14W86KB82289 – FTH262	$11,682.86

Schedule 6.1

10. Turbeco, Inc.	Enterprise -
	VIN#FTH831	$14,622.88

11. Turbeco, Inc.	Enterprise -
	VIN#FTJ155	$14,522.88

12. Turbeco, Inc.	Enterprise -
	VIN#FTJ148	$21,689.62

13. Turbeco, Inc.	Enterprise -
	VIN#FTJ632	$18,663.88

14. Turbeco, Inc.	Enterprise -
	VIN#FTJ339	$20,491.52

15. Turbeco, Inc.	Enterprise -
	VIN#1GCHK29U17E154471 – FTJ633	$17,343.19

16. Turbeco, Inc.	Enterprise -
	VIN#1GCHK29U17E154471 – FTJ634	$17,343.19

17. Turbeco, Inc.	Enterprise -
	VIN#1FMEU63E47UA82365 – FTJ798	$16,006.21

18. Turbeco, Inc.	Enterprise -
	VIN#1FDWW36P26ED92274 – FTJ933	$24,651.87

19. Turbeco, Inc.	Enterprise -
	VIN#1FTSX21557EB43579 – FTK121	$22,456.22

20. Turbeco, Inc.	Enterprise -
	VIN#1FTWX31P97EA16553 – FTK578	$27,731.27

21. Turbeco, Inc.	Enterprise -
	VIN#1FDWW36P07EA54132 – FTK307	$23,736.44

22. Turbeco, Inc.	Enterprise -
	VIN#1FAHP24107G108400 – FTK410	$13,945.02

23. Turbeco, Inc.	Enterprise -
	VIN#1FTWX31P57EB51514 – FTK133	$22,546.34

24. Turbeco, Inc.	Enterprise -
	VIN#1FTWX31P37EB51513 – FTK134	$22,280.77

Schedule 6.1

25. Turbeco, Inc.	Enterprise -
	VIN#1GCHK23D37F155298 – FTK720	$28,971.10

26. Turbeco, Inc.	Enterprise -
	VIN#1FTSW21587EB43580 – FTK120	$24,753.23

27. Turbeco, Inc.	Enterprise -
	VIN#1FTPW14V17KA72106 – FTK721	$23,990.16

28. Turbeco, Inc.	Enterprise -
	VIN#1GTHK23U37F138677 – FTL036	$23,238.99

29. Turbeco, Inc.	GMAC	$2,060.78

30. CESI Chemical, Inc.	FMC – VIN2005,
	2004 Lincoln Navigator	$5,493.42

31. CESI Chemical, Inc.	2005 Ford Taurus - Vin 7929	$2,281.24

32. CESI Chemical, Inc.	2005 Ford Taurus – Vin 1204	$2,651.74

33. CESI Chemical, Inc.	2005 Ford F150 – Vin 8884	$7,339.26

34. Teledrift Company	Wells Fargo – Chevy PU2500	$23,201.89

Schedule 6.1

Schedule 6.2

Permitted Liens

The Liens on the automobiles listed on Schedule 6.1 and securing the Debt identified with respect thereto.

Schedule 6.2

Schedule 6.3

Permitted Investments

NONE

Schedule 6.3